AVID SPORTSWEAR & GOLF CORP.

                        14,988,640 SHARES OF COMMON STOCK

      The shareholders listed beginning on page 11 below are offering and selling up to 14,988,640 shares of our common stock under this prospectus. Our company is not selling any shares of common stock in this offering. As a result, we will not receive any of the proceeds from this offering.

      The shares of common stock are being offered for sale on a "best efforts" basis by the selling shareholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. There are no minimum purchase requirements. These prices will fluctuate based on the demand for the shares of common stock.

      Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "AVSG." On July 1, 2000, the last reported sale price of our common stock on the Over-the-Counter Bulletin Board was $0.53125 per share.

      THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.

      PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 6.

                          PRICE TO PUBLIC*      PROCEEDS TO SELLING SHAREHOLDERS

            Per share        $0.500                    $7,494,320
              Total                                    $7,494,320

-----------------------

* As indicated above, the price to the public will fluctuate because the price will be equal to the price which can be obtained on the Over-the-Counter Bulletin Board. For the purposes of this table, we have used the average of the bid and asked price as of July 1, 2000.

      Neither our company nor the selling shareholders have engaged an underwriter or any other person to facilitate the sale of shares of common stock in this offering. This offering will terminate one year after the Registration Statement is declared effective by the Securities and Exchange Commission. All of the proceeds of this offering will be paid to the selling shareholders. None of the proceeds will be placed in escrow, trust or any similar account.

      THE SECURITIES AND EXCHANGE  COMMISSION  AND STATE  SECURITIES  REGULATORS
HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                -----------------

                 The date of this prospectus is August 3, 2000.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY...........................................................3
THE OFFERING.................................................................4
SUMMARY CONSOLIDATED FINANCIAL INFORMATION...................................5
RISK FACTORS.................................................................6
FORWARD-LOOKING STATEMENTS..................................................10
SELLING SHAREHOLDERS........................................................11
USE OF PROCEEDS.............................................................16
CAPITALIZATION..............................................................16
PLAN OF DISTRIBUTION........................................................17
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION...................18
MANAGEMENT'S DISCUSSION AND ANALYSIS........................................19
DESCRIPTION OF BUSINESS.....................................................22
MANAGEMENT..................................................................28
DESCRIPTION OF PROPERTY.....................................................32
PRINCIPAL SHAREHOLDERS......................................................33
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............................35
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S  COMMON EQUITY AND
  OTHER SHAREHOLDER MATTERS.................................................37
DESCRIPTION OF SECURITIES...................................................38
EXPERTS.....................................................................40
LEGAL MATTERS...............................................................40
AVAILABLE INFORMATION.......................................................40
FINANCIAL STATEMENTS........................................................F-1
--------------------------------------------------------------------------------

      We became a reporting company on February 1, 2000 and intend to distribute to our shareholders annual reports containing audited financial statements. Our audited financial statements for the fiscal year December 31, 1999 were contained in our Form 10-SB (as amended) filed with the Securities and Exchange Commission. Our quarterly report for the first quarter of 2000 containing unaudited interim financial statements is available from the company.

Notice to Virginia Residents:

      This offering was approved in Virginia on the basis of a limited offering qualification where offers and sales could only be made to proposed issuees based on their meeting an investor suitability standard as an accredited investor as defined in Rule 501 of Regulation D. We did not have to demonstrate compliance with some or all of the merit regulations of Virginia as found in the Virginia Securities Rules.

--------------------------------------------------------------------------------
                               PROSPECTUS SUMMARY

                                   THE COMPANY

      Through our wholly-owned subsidiary, Avid Sportswear, Inc., we design, manufacture and market distinctive premium and moderately-priced sportswear. We sell our products primarily through golf pro shops and resorts, corporate sales accounts and better specialty stores. Our sportswear is marketed under the following labels:

        o     Avid Sportswear;
        o     Dockers Golf; and
        o     British Open Collection.

      We market sportswear under the "Avid Sportswear" label, in both premium and moderately-priced product categories. Our moderately-priced product category is marketed under the "Dockers Golf" label, while our premium-priced product category is marketed under the "British Open Collection" label. Eventually our product line may include non-apparel, golf-related products. Our products feature distinctive, comfortable designs made primarily of natural fibers. All of our products are manufactured by independent contractors. Embroidering, warehousing and certain other functions are performed in a leased facility located in Gardena, California. Our goal is to become one of the most recognized and respected brands in sports apparel by expansion of existing labels, purchasing other apparel businesses or licensing other brand names. We believe this industry is highly fragmented and ripe for consolidation.

      We were formed on September 19, 1997 in Nevada under the name Golf Innovations Corp. We had no significant operations until March 1, 1999, at which time we acquired Avid Sportswear, Inc. From its inception on October 6, 1988 in California, Avid Sportswear, Inc.'s business has involved the design, manufacture and marketing of golf apparel. On March 1, 1999, Avid Sportswear, Inc. became our wholly-owned subsidiary and it continues to operate as a separate legal entity. To better identify ourselves with the "Avid Sportswear" brand, we changed our name to Avid Sportswear & Golf Corp. on May 27, 1999. All of our operations are conducted through Avid Sportswear, Inc.

                                    INDUSTRY

      Our target customers are sports-minded professional men and women who like casual, high-quality and distinctively styled apparel that reflects an active lifestyle. We believe golf's popularity has risen in recent years. According to the National Golf Foundation and McKinsey & Company, the number of rounds played in the United States was 530 million rounds in 1998 and is projected to increase to 630 million rounds in 2010. Over this same time frame, according to the National Golf Foundation and McKinsey & Company, the number of golfers in the United States is projected to increase from 26 million golfers in 1998 to 29 million golfers by 2010. The National Golf Foundation projects the market for sales of sportswear apparel sold through all golf facilities to increase between 3% to 5% annually through 2005. We believe there are over 4,500 golf pro shops and 1,000 better specialty stores in the United States.

                                    STRATEGY

      Our goal is to become one of the most recognized and respected brands in sports apparel. Key elements of our business strategy include:

      o EXPAND PRODUCT LINE. We intend to expand our product line by licensing or purchasing existing brands of sportswear. We expect to target brands which will complement the existing brands by filling a perceived market niche, having name recognition and/or offering new price points. We believe this strategy is best demonstrated by the purchase of the "Avid Sportswear" label and the license of the "Dockers Golf" and "British Open Collection" labels.

      o MARKET PENETRATION OF EXISTING LABELS. We hope to leverage our brands into greater shelf space by cross-promoting our products and by offering in-store fixturing programs. In addition, we intend to hire additional sales staff and independent sales representatives to broaden our customer base. We currently sell to over 800 customers

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


--------------------------------------------------------------------------------

            in the United States. We estimate that the United States market is comprised of more than 4,500 golf pro shops and 1,000 better specialty stores. We intend to use our labels and sales staff to broaden our customer base and increase our average order size.

      o INTERNATIONAL MARKETS. We believe the international markets will provide us with new opportunities for the Avid Sportswear label and other labels we may acquire in the future. We intend to enter these markets by using distributors and licensees who are familiar with the local markets. We believe international markets are receptive to American lifestyle apparel brands in general and will be receptive to the Avid Sportswear label in particular.

                                    ABOUT US

      Our principal office is located at 22 South Links Avenue, Suite 204, Sarasota, Florida 34236, telephone number (941) 330-8051. Our worldwide website is WWW.AVIDSPORTSWEAR.COM. Information contained on our website is not part of this prospectus. For a copy of this prospectus, please contact us at the above address and phone number.

                                  THE OFFERING

COMMON STOCK OFFERED                     14,988,640   shares   by  our   selling
                                         shareholders

OFFERING PRICE                           Market price

COMMON STOCK OUTSTANDING(1)              45,978,882

USE OF PROCEEDS                          This  prospectus  relates  to shares of
                                         our  common  stock  that may be offered
                                         and sold from  time to time by  selling
                                         shareholders  of  our  company.   There
                                         will  be no  proceeds  to  our  company
                                         from  the  sale  of  shares  of  common
                                         stock in this offering.

RISK FACTORS                             The  securities  offered hereby involve
                                         a high  degree  of risk  and  immediate
                                         substantial    dilution.    See   "Risk
                                         Factors" and "Dilution."

OVER-THE-COUNTER BULLETIN BOARD SYMBOL   AVSG

PLAN OF DISTRIBUTION                     The selling  shareholders must sell the
                                         shares registered in this offering only
                                         through  brokers  or  dealers  that are
                                         registered in all fifty states.


----------
(1) This table includes options to purchase 1,864,477 shares of our common stock held by officers and directors of our company.

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


--------------------------------------------------------------------------------


                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

                            FOR THE THREE MONTHS ENDED        YEAR ENDED
                                  MARCH 31, 2000           DECEMBER 31, 1999
                                   (UNAUDITED)                 (AUDITED)
                                   -----------                 ---------

STATEMENT OF OPERATION DATA:

Sales, net                         1,029,308                  2,360,596
Cost of goods sold                   774,293                  1,959,997
Gross margin                         255,015                    400,599
Total operating expenses           2,590,707                  5,021,973
Interest expense                    (250,971)                  (438,269)
Net loss                          (2,581,056)                (5,035,978)
Net loss per share-basic              (0.09)                      (0.23)



                                  MARCH 31, 2000           DECEMBER 31, 2000
                                   (UNAUDITED)                 (AUDITED)
                                   -----------                 ---------

BALANCE SHEET DATA:

Cash                                 654,992                    237,407
Accounts Receivable                  524,927                    315,804
Inventory                          1,486,096                  1,885,390
Total Equipment                      882,680                    457,114
Goodwill                           2,282,120                  2,346,103
Total Assets                       5,863,831                  5,279,834
Total Current Liabilities          5,984,127                  3,753,747
Total Liabilities                  5,984,127                  3,753,747
Stockholders' Equity (Deficit)      (120,296)                 1,526,087

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


                                  RISK FACTORS

      Our  Company is subject to various  risks  which may  materially  harm our business, financial condition and results of operations. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS FILING BEFORE DECIDING TO PURCHASE OUR COMMON STOCK. THESE ARE NOT THE ONLY RISKS AND UNCERTAINTIES THAT WE FACE. IF ANY OF THESE RISKS OR UNCERTAINTIES ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS COULD BE MATERIALLY HARMED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

WE HAVE HISTORICALLY LOST MONEY AND LOSSES MAY CONTINUE IN THE FUTURE

      We have historically lost money. In the three months ended March 31, 2000 and the year ended December 31, 1999, we sustained losses of $2.6 million and $5.0 million, respectively. Future losses are likely to occur. Our independent auditors have noted that our company does not have significant cash or other material assets to cover its operating costs and to allow it to continue as a going concern. Our ability to obtain additional funding will determine our ability to continue as a going concern. Accordingly, we may experience significant liquidity and cash flow problems if we are not able to raise additional capital as needed and on acceptable terms. No assurances can be given that we will be successful in reaching or maintaining profitable operations.

WE MAY NEED TO RAISE ADDITIONAL CAPITAL TO FINANCE OPERATIONS

      We have relied on significant external financing to fund our operations. Such financing has historically come from a combination of borrowings and sale of common stock from third parties and funds provided by certain officers and directors. We may need to raise additional capital to fund our anticipated operating expenses and future expansion. Among other things, external financing may be required to cover our operating costs and to fulfill our obligations under the licenses for the "Dockers Golf" and "British Open Collection" brands. These licenses require the payment of minimum guaranteed royalties, whether we sell licensed products or not. We cannot assure you that financing whether from external sources or related parties will be available if needed or on favorable terms. The sale of our common stock to raise capital may cause dilution to our existing shareholders. Our inability to obtain adequate financing will result in the need to curtail business operations, and may also jeopardize our ability to satisfy the guaranteed minimum royalty obligations referred to above. Such an event may result in the termination of our licenses. Any of these events would be materially harmful to our business and may result in a lower stock price.

WE HAVE BEEN THE SUBJECT OF A GOING CONCERN OPINION FROM OUR INDEPENDENT AUDITOR

      Our independent auditors have added an explanatory paragraph to their audit opinions issued in connection with the 1999 and 1998 financial statements which states that our company does not have significant cash or other material assets to cover its operating costs and to allow it to continue as a going concern. Our ability to obtain additional funding will determine our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WE WILL RECEIVE NO PROCEEDS FROM THIS OFFERING

      This offering relates to shares of our common stock that may be offered and sold from time to time by selling shareholders of our company. There will be no proceeds to our company from the sale of shares of common stock in this offering.

WE HAVE BEEN AND CONTINUE TO BE SUBJECT TO A WORKING CAPITAL DEFICIT, SHAREHOLDER DEFICIT AND ACCUMULATED DEFICIT

      We had a working capital deficit of $1.3 million and $93,000 in 1999 and 1998, respectively. For the three months ended March 31, 2000, we had a working capital deficit of $3.3 million. We had stockholder equity of $1.5 million and $2.3 million in 1999 and 1998, respectively. For the three months ended March 31, 2000, we had stockholder deficit of $120,296. We had an accumulated deficit of $5.6 million and $760,099 in 1999 and 1998, respectively. For the three months ended March 31, 2000, we had an accumulated deficit of $8.1 million.

OUR COMMON STOCK MAY BE AFFECTED BY LIMITED TRADING VOLUME AND MAY FLUCTUATE SIGNIFICANTLY

      Prior to this offering, there has been a limited public market for our common stock and there can be no assurance that an active trading market for our common stock will develop. As a result, this could adversely affect our shareholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations which could adversely affect the market price of our common stock without regard to our operating performance.

SALE OF COMMON STOCK IN THIS OFFERING MAY CAUSE OUR STOCK PRICE TO DECLINE

      Upon the effective date of this prospectus, the selling shareholders will be permitted to freely sell their shares of common stock in the open market. These selling shareholders hold 14,988,640 shares of common stock, representing 32.6% of our company's outstanding capital stock. The sale of these shares, without a corresponding demand, may cause our stock price to decline.

WE HAVE BEEN IN BUSINESS FOR A SHORT PERIOD OF TIME

      Because we have been in business for a short period of time, there is limited information upon which investors can evaluate our business. We were formed on September 19, 1997 but did not begin significant operations until the purchase of our wholly-owned subsidiary on March 1, 1999. You should consider the likelihood of our future success to be highly speculative in view of our limited operating history, as well as the complications frequently encountered by other companies in the early stages of development, particularly companies in the highly competitive sports apparel industry.

WE RELY ON FOREIGN SUPPLIERS AND BUY MANY PRODUCTS USING LETTERS OF CREDIT

      We obtain all of our garments from independent foreign and domestic suppliers. We do not have formal agreements with these suppliers. Our reliance on foreign suppliers may be affected by economic, political, governmental and labor conditions in such foreign countries. This may delay or cut-off our ability to source materials needed in production or may increase the price of such materials. Such events would harm our business. In addition, several of our suppliers have required us to obtain a letter of credit prior to purchasing any garments. The Company may have to utilize a significant portion of its available working capital to secure these letters of credit.

WE MAY BE HARMED BY IMPORT RESTRICTIONS

      Our imported materials are subject to certain quota restrictions and U.S. customs duties, which are a material part of our cost of goods. A decrease in quota restrictions or an increase in customs duties could harm our business by making needed materials scarce or by increasing the cost of such materials.

OUR COMMON STOCK MAY FLUCTUATE SIGNIFICANTLY

      Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results, announcements by other designers and marketers of sportswear, and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially.

OUR COMMON STOCK MAY BE DEEMED TO BE "PENNY STOCK"

      Our common stock may be deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stock:

      o     With a price of less than $5.00 per share;

      o     That are not traded on a "recognized" national exchange;

      o Whose prices are not quoted on the Nasdaq automated quotation system (Nasdaq listed stock must still have a price of not less than $5.00 per share); or

      o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

      Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to resell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

OUR STOCK PRICE COULD DECLINE DUE TO SEASONAL FLUCTUATIONS IN THE DEMAND FOR OUR PRODUCTS AND GENERAL ECONOMIC CONDITIONS

      Our business has been, and will continue to be, highly seasonal, and our quarterly operating results will fluctuate due to the seasonality of our sales of sportswear, among other things. Our sales tend to be highest during our first and second calendar quarters (i.e., January through June), and lowest during our third and fourth calendar quarters (i.e., July through December). Other factors contributing to the variability of our operating results include:

      o     Seasonal fluctuation in consumer demand;
      o     The timing and amount of orders from key customers; and
      o The timing and magnitude of sales of seasonal remainder merchandise and availability of products.

      In addition, any downturn, whether real or perceived, in general economic conditions or prospects could change consumer spending habits and decrease demand for our products.

      As a result of these and other factors, our operating results may fall below market analysts' expectations in some future quarters, and our stock price may decline.

OUR OFFICERS AND DIRECTORS EXERCISE CONTROL OF THE COMPANY

      Our executive officers and directors beneficially own approximately 45.4% of our outstanding common stock. As a result, these shareholders acting together would be able to exert significant influence over most matters requiring shareholder approval, including the election of directors. They would also be able to delay or deter a change in control, which may result in shareholders not receiving a premium on their stock.

WE COULD FAIL TO ATTRACT OR RETAIN KEY PERSONNEL

      Our success largely depends on the efforts and abilities of key executives and consultants, including Earl T. Ingarfield, our Chairman and Chief Executive Officer, Jerry L. Busiere, our Secretary, Treasurer and a Director, and Barnum Mow, Chief Executive Officer and President of our wholly-owned subsidiary and a Director of our company. The loss of the services of any of these people could materially harm our business because of the cost and time necessary to replace and train such personnel. Such a loss would also divert management attention away from operational issues. We do not have an employment agreement with Mr. Busiere. We have entered into three year employment agreements with Mr. Ingarfield and Mr. Mow, respectively. We do not maintain key-man life insurance policies on any of these people.

WE FACE RISKS RELATED TO COLLECTION OF RECEIVABLES

      We extend credit to our customers based on an assessment of their financial circumstances, generally without requiring collateral. Our business is seasonal and we may, in the future, offer customer discounts for placing pre-season orders and extended payment terms for taking delivery before the peak shipping season. Any such extended payment terms increase our exposure to the risk of uncollectible receivables. Some of our customers have experienced financial difficulties in the past, and future financial difficulties of customers could materially harm our business. We have a limited amount of experience in managing our credit and collection operations. Our inability to properly manage this credit risk and to collect trade credit will further strain our cash position and hamper our ability to pay our bills.

WE COULD FAIL TO ANTICIPATE CHANGES IN FASHION TRENDS

      Fashion trends can change rapidly, and our business is particularly sensitive to such changes because we typically design and arrange for the manufacture of our apparel substantially in advance of sales of our products to consumers. We cannot assure you that we will accurately anticipate shifts in fashion trends, or in the popularity of golf, and adjust our merchandise mix to appeal to changing consumer tastes in apparel in a timely manner. If we misjudge the market for our products or are unsuccessful in responding to changes in fashion trends or in market demand, we could experience insufficient or excess inventory levels, missed market opportunities or higher markdowns, any of which could substantially harm our business and our brand image.

WE FACE SUBSTANTIAL COMPETITION IN OUR BUSINESS

      The sportswear and outerwear segments of the apparel industry are highly competitive. Competition is based primarily on brand recognition, product differentiation and quality, style and production flexibility. Our future growth and financial success depend on our ability to further penetrate and expand our distribution channels, including golf, corporate, international and retail sales. We encounter substantial competition in the golf distribution channel from Polo/Ralph Lauren, Cutter & Buck, Ashworth, Antiqua and Izod. Many of our competitors are significantly larger and more diversified than we are and have substantially greater resources available for developing and marketing their products. Many of our competitors' brands also have greater name recognition than our brands. In addition, our competitors may be able to enter the emerging e-commerce marketplace more quickly or more efficiently than us. We cannot assure you that we will successfully compete in this industry.

OUR FLEXIBILITY TO USE ANY CASH FROM OUR OPERATIONS OR EXTERNAL FINANCING MAY BE LIMITED DUE TO MINIMUM ROYALTY PAYMENTS

      We are required to pay minimum royalty payments under the licenses for the "Dockers Golf" and "British Open Collection," whether we sell licensed products or not. Our ability to use available cash as we see fit may be restricted due to our obligation to pay these minimum royalty payments. This could place a strain on our ability to pay other bills or to spend such cash in the most productive manner. As a result, we may not be able to purchase equipment, to take advantage of corporate opportunities or to maximize our operating results.

OUR PLANNED PURSUIT OF ACQUISITIONS INVOLVES RISKS THAT MAY ADVERSELY AFFECT OUR OPERATING RESULTS AND FINANCIAL CONDITION

      As part of our growth strategy, we plan to pursue acquisitions. Candidates for acquisition include businesses that are anticipated to allow us to:

      o Achieve economies of scale in terms of purchasing, distribution and profitability;
      o     Enhance our name recognition and reputation;
      o     Obtain rights to well-recognized brand names;
      o     Fill a perceived market niche; or
      o     Acquire products offering new price points.

      If we are not correct when we assess the value, strength, weaknesses, liabilities and potential profitability of acquisition candidates or we are not successful in integrating the operations of the acquired businesses, our results of operations or financial position could be adversely affected and we could lose money. We also may not be successful in finding desirable acquisition candidates or completing acquisitions with candidates that we identify. Future acquisitions that we finance through issuing equity securities could be dilutive to existing shareholders. In addition, future acquisitions may require additional capital and the consent of our lenders. There can be no assurances that our lenders will consent to any capital raising or acquisitions.

WE MAY BE UNABLE TO MANAGE GROWTH

      Successful implementation of our business strategy requires us to manage our growth. Growth could place an increasing strain on our management and financial resources. To manage growth effectively, we will need to:

      o     Implement changes in certain aspects of our business;
      o Enhance our information systems and operations to respond to increased demand;
      o     Attract and retain  qualified  personnel;  and
      o Develop, train and manage an increasing number of management-level and other employees.

      If we fail to manage our growth effectively, our business, financial condition or operating results could be materially harmed, and our stock price may decline.

                           FORWARD-LOOKING STATEMENTS

FORWARD-LOOKING STATEMENTS

      Information included or incorporated by reference in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

      This filing contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our company's growth strategies, (c) anticipated trends in our company's industry, (d) our company's future financing plans, (e) our company's anticipated needs for working capital and (f) benefits from possible future acquisitions. These statements may be found under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. In addition to the information expressly required to be included in this filing, we will provide such further material information, if any, as may be necessary to make the required statements, in light of the circumstances under which they are made, not misleading.

                              SELLING SHAREHOLDERS

      The following table presents information regarding the selling shareholders. Except for Mr. Michael E. LaValliere, none of the selling shareholders are officers, directors or 5% shareholders. Except for Mr. LaValliere and Persia Consulting Group, Inc., all of the shares of common stock being registered in this offering were purchased by the selling shareholders from our company in a private offering which terminated on June 22, 2000. Mr. LaValliere tendered a receivable owed to him by the company in exchange for his shares of common stock being registered in this offering and Persia Consulting Group, Inc. received its shares of common stock in exchange for consulting services. The selling shareholders paid $0.35 per share in the private offering. In the following table, percentage of beneficial ownership is based on 45,978,882 outstanding shares of common stock.

                                                                 PERCENTAGE OF
                                                                OUTSTANDING SHARES
SELLING                        SHARES BENEFICIALLY OWNED        BENEFICIALLY OWNED        SHARES TO BE SOLD IN THE
SHAREHOLDER                    BEFORE OFFERING                  BEFORE OFFERING(1)                OFFERING
-----------                    ---------------                  ------------------                --------
                                                                         *
Abrams, Brian                             30,000                         *                            30,000

Alexander, Joyce                           3,000                         *                             3,000

Alt, Les S.                              200,000                         *                           200,000

Arnold, Gregory B.                        17,500                         *                            17,500

Baker, Carol                               6,000                         *                             6,000

Barr, Kenneth                             15,000                         *                            15,000

Basil Holdings                         1,000,000                        2.1%                       1,000,000

Beach, Ward C.                            20,000                         *                            20,000

Bell, Eleanore D. Trust                    4,500                         *                             4,500
dated 2/17/99, Eleanore D.
Bell, Trustee

Blakley, Dennis L.                       203,000                         *                           203,000

Boles, Max                                 3,500                         *                             3,500

Brady, Michael H.                         45,000                         *                            45,000

Brown, John T.                            13,000                         *                            13,000

Byers, Jack                               10,000                         *                            10,000

Byrnes, Denise M. and Chris E.             5,000                         *                             5,000

Callans, Kevin                             7,142                         *                             7,142

Capitol Funding Group                    230,000                         *                           230,000

Cook, Paul C.                             30,000                         *                            30,000

Curtis, Christopher D.                   100,000                         *                           100,000

Darbyshire, Gavin                          6,000                         *                             6,000

Davis, Alan Lee & Debbie                  28,571                         *                            28,571
Deon Davis as JTWROS

DeBettencourt, John T. and                20,000                         *                            20,000
Cynthia J. O'Brien

DeBlasio, James                          150,000                         *                           150,000


                                                        11


                                                                 PERCENTAGE OF
                                                                OUTSTANDING SHARES
SELLING                        SHARES BENEFICIALLY OWNED        BENEFICIALLY OWNED        SHARES TO BE SOLD IN THE
SHAREHOLDER                    BEFORE OFFERING                  BEFORE OFFERING(1)                OFFERING
-----------                    ---------------                  ------------------                --------

DeCanio, Ron                              36,000                         *                            36,000

Dickson, Thomas W.                         4,000                         *                             4,000

Dicola, David L.                          15,000                         *                            15,000

Dillon, Maria Mercedes                   200,000                         *                           200,000

Diroff, Joseph M.                          6,000                         *                             6,000

Drew, Larry A. and Lois I.                50,000                         *                            50,000
Drew as T/E

Drucis (The Drucis Living                 28,500                         *                            28,500
Trust dated 10/23/98, Thomas
H. & Kristin Drucis, Trustees)

Dudash, Fred L.                            4,500                         *                             4,500

Dunning, Jerry E.                         35,000                         *                            35,000

Epter Trust (Bernard A.                    5,000                         *                             5,000
Epter Revocable Trust dated
3/26/90, Bernard A. Epter
and Minnette S. Epter,
Co-Trustees)

Fallon, Richard L.                         3,000                         *                             3,000

Feeney, Robert J.                         10,000                         *                            10,000

Fehily, John J.                           30,000                         *                            30,000

Fisher, John C.                          300,000                         *                           300,000

Five T. Co.                               15,000                         *                            15,000

Fraley, George D. Trust                   10,000                         *                            10,000
(George D. Fraley, Trustee)

French, C. Ted                            30,000                         *                            30,000

Fullerton, Daniel S.                      15,000                         *                            15,000

Gammiere, Richard                        150,000                         *                           150,000

Gardner, Don                               6,000                         *                             6,000

Gattegno, Mayer & Lisa as                 60,000                         *                            60,000
JTWROS

Gentle, Dale E.                           15,000                         *                            15,000

Giddings, Thomas & Frances                50,000                         *                            50,000
Revocable Family Living
Trust dated 11/10/99, Thomas
or Frances Giddings, Trustees

Gillette, Bryan                          150,000                         *                           150,000

Gordon, Carol                             42,706                         *                            42,706


                                                        12


                                                                 PERCENTAGE OF
                                                                OUTSTANDING SHARES
SELLING                        SHARES BENEFICIALLY OWNED        BENEFICIALLY OWNED       SHARES TO BE SOLD IN THE
SHAREHOLDER                    BEFORE OFFERING                  BEFORE OFFERING(1)                OFFERING
-----------                    ---------------                  ------------------                --------

Gotlib, Michael C.                         6,000                         *                             6,000

Graves, Frederick & Grace                  6,000                         *                             6,000

Gray, Ronald J.                            9,000                         *                             9,000

Greer, Adolphus H. & Hazel L.              3,000                         *                             3,000

Gregory, Mark                            114,286                         *                           114,286

Hadlock, Kelly M.                         14,500                         *                            14,500

Hayes, David A.                          100,000                         *                           100,000

Heise, Richard B.                        100,000                         *                           100,000

Herrig, Larry T.                          10,000                         *                            10,000

Herrig, Steve F.                           5,000                         *                             5,000

Howe, Dennis L.                           20,000                         *                            20,000

Huzella, James W.                        100,000                         *                           100,000

Huzella, Nicholas S.                     100,000                         *                           100,000

Huzella, Norbert T.                      150,000                         *                           150,000

Huzella, Thomas R. and                   300,000                         *                           300,000
Carole L.

Isaac, Timothy K.                        260,000                         *                           260,000

J & K Investment Co., LP                 150,000                         *                           150,000

Jade International Ltd.                1,000,000                        2.1%                       1,000,000

Jakovac, Frank J.                        400,000                         *                           400,000

James, David C.                          100,000                         *                           100,000

Kajcienski, Steven                        25,000                         *                            25,000

Kalnitsky, Sheldon                       100,000                         *                           100,000

Kaplan, Ivan                             100,000                         *                           100,000

Keith, J. Lloyd                           12,857                         *                            12,857

Kevlin, George Patrick                   142,857                         *                           142,857

Knight, Michael A.                       100,000                         *                           100,000

Kopperman, Morton S.                      25,000                         *                            25,000

Lacerete, Philip                       1,071,429                        2.3%                       1,071,429

LaValliere, Michael(2)                 1,762,940                        3.8%                         172,923

Lemieux, Mario                           300,000                         *                           300,000

Lone Star Capital, Inc.                  100,000                         *                           100,000

Mader, John R.                            30,000                         *                            30,000

Maguire, Dr. Richard                      30,000                         *                            30,000

Maina, Peter R.                          200,000                         *                           200,000


                                                        13


                                                                 PERCENTAGE OF
                                                                OUTSTANDING SHARES
SELLING                        SHARES BENEFICIALLY OWNED        BENEFICIALLY OWNED       SHARES TO BE SOLD IN THE
SHAREHOLDER                    BEFORE OFFERING                  BEFORE OFFERING(1)                OFFERING
-----------                    ---------------                  ------------------                --------
Mark One Equities, Inc.                  200,000                         *                           200,000

Matthews, Thomas                         100,000                         *                           100,000

McCondichie, Dunklin                     128,571                         *                           128,571

McCown, Philip R., Jr.                    30,000                         *                            30,000

McCray, Douglas C.                         3,000                         *                             3,000

McDonald, James T. and                    28,571                         *                            28,571
Marcia D.

McKee, James                             357,143                         *                           357,143

Mead, John S., III                       100,000                         *                           100,000

Meister, John                             71,429                         *                            71,429

Morse, Charles B.                         10,000                         *                            10,000

Morton, Edmund W., III                    15,000                         *                            15,000

Nelms, William C.                          5,000                         *                             5,000

Noriega, Michael                         300,000                         *                           300,000

Nover, Samuel A.                          40,000                         *                            40,000

Parker, Clayton E.                        30,000                         *                            30,000

Pelaia, Frank                             40,000                         *                            40,000

Perkins International                  1,000,000                        2.1%                       1,000,000

Persia Consulting Group, Inc.            350,000                         *                           350,000

Piana, Michelle A.                        30,000                         *                            30,000

Pullman, Billy                            90,000                         *                            90,000

Quillan, Michael L.                       66,000                         *                            66,000

Raible, Mark D.                           14,300                         *                            14,300

Rauchberg, Steven C.                      20,000                         *                            20,000

Raulerson, James D.                       60,000                         *                            60,000

Robinson, Richard F.                       6,000                         *                             6,000

Rowland, P. Thomas                        30,000                         *                            30,000

Sea Oats International Ltd.            1,000,000                        2.1%                       1,000,000

Seiders, Terry M.                         10,000                         *                            10,000

Shaffer, Gregory and Tonya                60,000                         *                            60,000
Shaffer as JTWROS

Shields, Harry D.                        100,000                         *                           100,000

Smith, Gary                                5,000                         *                             5,000

Smith, Lori J.                             2,000                         *                             2,000

Spicuzza, Debora M. & Cary                28,571                         *                            28,571


                                                        14


                                                                 PERCENTAGE OF
                                                                OUTSTANDING SHARES
SELLING                        SHARES BENEFICIALLY OWNED        BENEFICIALLY OWNED       SHARES TO BE SOLD IN THE
SHAREHOLDER                    BEFORE OFFERING                  BEFORE OFFERING(1)                OFFERING
-----------                    ---------------                  ------------------                --------
Stottlemyer, David                        15,000                         *                            15,000

Strauch, Gary                             30,000                         *                            30,000

Strauch, Seymour                          30,000                         *                            30,000

Taylor, David R.                          20,000                         *                            20,000

Thomas, D. Michael                       150,000                         *                           150,000

Tominelli, Robert A. &                    20,000                         *                            20,000
Linda O.

Trottier, Doug E.                          6,000                         *                             6,000

Tucker, Leslie H.                         30,000                         *                            30,000

Tucker, Susan                             50,000                         *                            50,000

Tucker, Wade                              15,000                         *                            15,000

Wallo, Robert J.                         150,000                         *                           150,000

Walters, Robert J.                        74,999                         *                            74,999

Wasserstrum, Seymour                     114,286                         *                           114,286

Weigel, Steven G. & Peggy C.               1,000                         *                             1,000
Layton

Weigel, T.R.                              10,000                         *                            10,000

West Indies Ltd.                       1,000,000                        2.1%                       1,000,000

Wickerham, Robert W. &                   150,000                         *                           150,000
Karen G.

Wright, James R., Jr.                      6,000                         *                             6,000

Young, Carol                              10,000                         *                            10,000

-----------------------------------------------------------------------------------------------------------------------------

------------------------

(1) Except for Basil Holdings, Jade International Ltd., Mr. Lacerete, Mr. LaValliere, Perkins International, Sea Oats International Ltd. and West Indies Ltd., none of the selling shareholders beneficially owns 1% or more of our common stock before this offering.

(2) Mr. LaValliere will own 3.4% of our outstanding common stock if all of his shares being registered in this offering are sold.

SELLING SHAREHOLDERS' REGISTRATION RIGHTS

      In connection with the private offering in which the selling shareholders purchased the shares of common stock being registered in this offering, we agreed, pursuant to a registration rights agreement to use our best efforts to register the shares of our common stock covered by this prospectus. Our registration of the shares does not necessarily mean that the selling shareholders will sell all or any of the shares covered by this prospectus.

                                 USE OF PROCEEDS

      This prospectus relates to shares of our common stock that may be offered and sold from time to time by selling shareholders of our company. There will be no proceeds to our company from the sale of shares of common stock in this offering.

                                    DILUTION

      Since this offering is being made solely by selling shareholders and none of the proceeds will be paid to our company, our net tangible book value will be unaffected by this offering.

                                 CAPITALIZATION

      The following table sets forth the total capitalization of our company as of March 31, 2000 and December 31, 1999:

                                           MARCH 31, 2000   DECEMBER 31, 1999
                                               ACTUAL          ACTUAL
                                            (UNAUDITED)       (AUDITED)
                                            -----------       ---------

Long-term Debt, Less Current Portion       $            0   $           0

Stockholders' equity or capital deficit:

  Common stock, $0.001 par value;
  50,000,000 shares authorized,
  29,411,479 and 26,374,022 shares                 29,412          26,374
  issued and outstanding(1)
  Additional paid-in capital                    8,279,483       7,092,848
  Common stock subscription receivable           (285,000)        (30,000)
  Accumulated deficit                          (8,144,191)     (5,563,135)
   Total stockholders' equity or                 (120,296)      1,526,087
   (deficit)
      Total capitalization                     $ (120,296)    $ 1,526,087
---------------------

(1) Excludes (a) 14,702,926 shares of common stock issued after March 31, 2000 and (b) outstanding options and warrants to purchase 1,864,477 and 424,714 shares of our common stock, respectively.

                              PLAN OF DISTRIBUTION

      The selling shareholders have advised us that the sale or distribution of our company's common stock owned by the selling shareholders may be effected directly to purchasers by the selling shareholders or by pledgees, donees, transferees or other successors in interest, as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) in the over-the-counter market or in any other market on which the price of our company's shares of common stock are quoted or (ii) in transactions otherwise than in the over-the-counter market, or in any other market on which the price of our company's shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling shareholders or by agreement between the selling shareholders and underwriters, brokers, dealers or agents, or purchasers. If the selling shareholders effect such transactions by selling their shares of our company's common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchaser of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling shareholders and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

      Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. We will inform the selling shareholders that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling shareholders must be registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

      We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We have agreed to indemnify the selling shareholders and their controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by it will be approximately $180,000. We will not receive any proceeds from the sale of any of the shares of common stock by the selling shareholders.

      We will inform the selling shareholders that the anti-manipulation provisions of Regulation M under the Exchange Act may apply to purchases and sales of shares of common stock by the selling shareholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. We will advise the selling shareholders that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then to the extent required, a Prospectus Supplement must be distributed setting forth such terms and related information as required.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

      THE  FOLLOWING   INFORMATION  SHOULD  BE  READ  IN  CONJUNCTION  WITH  THE
CONSOLIDATED FINANCIAL STATEMENTS OF OUR COMPANY AND THE NOTES THERETO APPEARING ELSEWHERE IN THIS FILING.

OVERVIEW

      Through our wholly-owned subsidiary, we design, manufacture and market distinctive premium and moderately-priced sportswear. We sell our products primarily through golf pro shops and resorts, corporate sales accounts and better specialty stores. Our sportswear is marketed under three distinct labels:
Avid Sportswear, British Open Collection and Dockers Golf. From our incorporation on September 19, 1997 until March 1, 1999, we had no operations. On March 1, 1999, we acquired Avid Sportswear, Inc., which has been in the business of designing, manufacturing and marketing golf apparel since October 6, 1988. For accounting purposes, the acquisition was treated as a purchase of Avid Sportswear, Inc. All of our business operations are conducted through Avid Sportswear, Inc.

PLAN OF OPERATIONS

      ADDITIONAL FUND RAISING ACTIVITIES. As of March 31, 2000, we had $654,992 of cash-on-hand. We have historically funded our operations through a combination of internally generated cash, funds loaned to our company by certain of its officers and directors and through the sale of securities. Since March 31, 2000, we have raised approximately $4.9 million from the sale of securities. We may need to raise additional funds to meet expected demand for our products in 2000 and beyond. Expenses are anticipated to increase in preparation of the upcoming season due to, among other things, the addition of the Dockers Golf and British Open Collection labels. If we underestimate demand or incur unforeseen expenses in our product design or other areas, such funds may be required earlier.

      SUMMARY OF ANTICIPATED PRODUCT DEVELOPMENT. We spent approximately $350,000 on product development in 1999 and expect to spend approximately $500,000 on product development in 2000 in preparing for future seasons and in designing products for the Dockers Golf and British Open Collection labels. Because these product development efforts are in their infancy, we expect these efforts to continue into the foreseeable future. Initially, these efforts are expected to focus on golf-related apparel and may eventually include other types of apparel. Even after our product lines mature, we expect product development to remain a significant expense due to changing fashions and other factors. We expect a national roll-out of our Dockers Golf and British Open Collection labels in the Fall of 2000.

      SIGNIFICANT PLANT AND EQUIPMENT PURCHASES. In 2000, we expect to purchase computer hardware and software, telephone and embroidery equipment. We estimate that the cost of this equipment to be approximately $1,000,000.

      CHANGES IN NUMBER OF EMPLOYEES. We currently have 60 employees. As shown in the following chart, we anticipate hiring additional personnel during 2000 in connection with our expected growth plans. We believe that these personnel will be adequate to accomplish the tasks set forth in the plan.

                                                 PROJECTED
                                    CURRENT      EMPLOYEES
      DEPARTMENT                    EMPLOYEES       2000
      ----------                    ---------       ----
      Marketing and Sales               5            7
      Embroidery and Sewing            27            32
      Warehousing and Delivery          9            10
      Design and Production             3            5
      Control
      Administrative and Other
      Support Positions                16            21
                                    --------      --------
      Total Employees                  60            75
                                    --------      --------
      Independent Contractors -        31            34
      Sales
                                    --------      --------


                      MANAGEMENT'S DISCUSSION AND ANALYSIS

RESULTS OF OPERATIONS

      The following table sets forth, for the periods presented, the percentage of net sales represented by certain items in our company's Consolidated Statement of Operations for the quarter ended March 31, 2000 and 1999:

                             PERCENTAGE OF SALES

                                 QUARTER ENDED     QUARTER ENDED
                                 MAR. 31, 2000     MAR. 31, 1999
                                 -------------     -------------

             Sales, net                100.0%            100.0%

             Cost of goods             (75.2%)           (31.3%)
             sold

             Gross margin               24.8%             68.7%

             Operating                (245.9%)          (442.7%)
             expenses

             (Loss) from              (221.1%)          (374.0%)
             operations

             Interest expense          (24.4%)           (11.7%)

             Net loss                 (245.0%)          (385.1%)

THREE MONTH PERIODS ENDED MARCH 31, 2000 AND 1999

      Our results of operations for the three-month period ended March 31, 1999, included one month of operations of our wholly-owned subsidiary, Avid Sportswear, Inc. We acquired Avid Sportswear, Inc. on March 1, 1999. Our results of operations in the three-month period ended March 31, 2000, included three months of operations of our wholly-owned subsidiary.

      SALES, NET. Sales, net increased $0.6 million, or 159.2%, from $0.4 million to $1.0 million in the three months ended March 31, 2000 compared to the same period in the prior year. This increase was primarily attributable to the operations of our wholly-owned subsidiary, Avid Sportswear, Inc. The three-month period ended March 31, 2000, included three months of operating results compared to one month of operating results in the same period in the prior year.

      COST OF GOODS SOLD. Cost of goods sold increased $0.6 million, or 522.7%, from $0.1 million to $0.7 million in the three months ended March 31, 2000 compared to the same period in the prior year. Cost of goods sold as a percentage of sales, net, increased from 31.3% in the three months ended March 31, 1999 to 75.2% in the three months ended March 31, 2000. This increase was primarily attributable to increased sales, net and the higher cost of materials incurred in connection with the introduction of the Dockers Golf and British Open Collection product lines.

      GROSS PROFIT. Gross profit decreased $17,689 in the three months ended March 31, 2000 compared to the same period in the prior year. Gross profit as a percentage of sales, net decreased from 68.7% to 24.8% in the three months ended March 31, 1999 and 2000, respectively. This decrease was primarily attributable to the increase in cost of goods sold in the current period compared to the same period in the prior year.

      SELLING EXPENSES. Selling expenses increased $0.5 million, or 442.5%, from $0.1 million to $0.6 million in the three months ended March 31, 2000 compared to the same period in the prior year. This increase was primarily attributable to the start-up costs incurred in connection with the introduction of the Dockers Golf and British Open Collection product lines.

      GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased $0.2 million, or 13.2%, from $1.6 million to $1.9 million in the three months ended March 31, 2000 compared to the same period in the prior year. This increase was primarily attributable to the issuance of common stock for services, including 1.2 million shares of common stock issued to Barnum Mow, a director of our company and Chief Executive Officer of our wholly-owned subsidiary, Avid Sportswear, Inc. and options to purchase a total of 1.0 million shares of common stock issued below market value to Earl T. Ingarfield, our Chairman and Chief Executive Officer of our company, Thomas Browning, a director of our company, Michael LaValliere, a director of our company, and two shareholders of our company. These options were granted in exchange for personal guaranties of corporate indebtedness. These options accounted for approximately $0.3 million of general and administrative expenses in the three-month period ended March 31, 2000.

      INTEREST EXPENSE. Interest expense increased $0.2 million, or 441.0%, in the three-month period ended March 31, 2000, compared to the same period in the prior year. This increase consisted primarily of $0.2 million of interest expense to reflect a discount given in connection with the conversion of debt to equity. In total, during the three-month period ended March 31, 2000, $0.6 million of debt was converted into 1.9 million shares of common stock at an average price of $0.314 per share.

      NET LOSS. Net loss increased $1.1 million, or 68.8%, from $1.5 million to $2.6 million in the three months ended March 31, 2000 compared to the same period in the prior year. This increase was primarily attributable to the increase in cost of goods sold, general and administrative expenses and interest expense in the three-month period ended March 31, 2000.

LIQUIDITY AND CAPITAL RESOURCES

      As of March 31, 2000, we had $654,992 in cash-on-hand, consisting mainly of the net proceeds from the sale of common stock. A discussion of how we generated and used cash in the period follows:

      OPERATING ACTIVITIES. Our operating activities used $2.0 million in cash during the three month period ended March 31, 2000, consisting mainly of a net loss of $2.5 million, partially offset by common stock issued for services valued at $0.4 million.

      INVESTING ACTIVITIES. Our investing activities used $0.5 million in cash during the three month period ended March 31, 2000, consisting mainly of the purchase of sewing, folding and steam machines and embroidery equipment.

      FINANCING ACTIVITIES. Financing activities provided net cash of $2.9 million, generated mainly by the sale of common stock in the amount of $2.4 million and the receipt of net loan proceeds of $0.5 million.

      Since March 31, 2000, we have funded our operations primarily through the sale of our common stock in a private offering. We have raised approximately $4.9 million from the sale of our common stock at a price of $0.35 per share in a private offering. Expenses are anticipated to increase in preparation of the upcoming season due to, among other things, the addition of the Dockers Golf and British Open Collection labels. Our need for funding will increase likewise. If we underestimate demand or incur unforeseen expenses in our product design or other areas, such funds may be required earlier.

SEASONALITY

      Our business has been, and will continue to be, highly seasonal, and our quarterly operating results will fluctuate due to the seasonality of our sales of sportswear, among other things. Our sales tend to be highest during our first and second calendar quarters (i.e., January through June), and lowest during our third and fourth calendar quarters (i.e., July through December). Other factors contributing to the variability of our operating results include:

      o     Seasonal fluctuation in consumer demand;
      o     The timing and amount of orders from key customers; and
      o The timing and magnitude of sales of close-out merchandise and availability of products.

      As a result of these and other factors, our operating results may fall below market analysts' expectations in some future quarters, which could materially harm the market price of our common stock.

GOING CONCERN OPINION

      Our independent auditors have added an explanatory paragraph to their audit opinions issued in connection with the 1999 and 1998 financial statements which states that our company does not have significant cash or other material assets to cover its operating costs and to allow it to continue as a going concern. Our ability to obtain additional funding will determine our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                             DESCRIPTION OF BUSINESS

OVERVIEW

      Through our wholly-owned subsidiary, Avid Sportswear, Inc., we design, manufacture and market distinctive premium and moderately-priced sportswear. We sell our products primarily through golf pro shops and resorts, corporate sales accounts and better specialty stores. Our sportswear is marketed under the following labels:

      o     Avid Sportswear;
      o     Dockers Golf; and
      o     British Open Collection.

      We market sportswear under the "Avid Sportswear" label, in both premium and moderately-priced product categories. Our moderately-priced product category is marketed under the "Dockers Golf" label, while our premium-priced product category is marketed under the "British Open Collection" label. Eventually our product line may include non-apparel, golf-related products. Our products feature distinctive, comfortable designs made primarily of natural fibers. All of our products are manufactured by independent contractors. Embroidering, warehousing and certain other functions are performed in a leased facility located in Gardena, California. Our goal is to become one of the most recognized and respected brands in sports apparel by expansion of existing labels, purchasing other apparel businesses or licensing other brand names. We believe this industry is highly fragmented and ripe for consolidation.

      We were formed on September 19, 1997 in Nevada under the name Golf Innovations Corp. We had no significant operations until March 1, 1999, at which time we acquired Avid Sportswear, Inc. From its inception on October 6, 1988 in California, Avid Sportswear, Inc.'s business has involved the design, manufacture and marketing of golf apparel. On March 1, 1999, Avid Sportswear, Inc. became our wholly-owned subsidiary and it continues to operate as a separate legal entity. To better identify ourselves with the "Avid Sportswear" brand, we changed our name to Avid Sportswear & Golf Corp. on May 27, 1999. All of our operations are conducted through Avid Sportswear, Inc.

FINANCIAL PERFORMANCE

      We have historically lost money. For the three-months ended March 31, 2000, we sustained losses of $2.6 million. For the year ended December 31, 1999, we sustained losses of $5.0 million. Our independent auditors have noted that our company does not have significant cash or other material assets to cover its operating costs and to continue as a going concern. Accordingly, we may experience significant liquidity and cash flow problems if we are not able to raise additional capital as needed and on acceptable terms. For more information concerning our financial performance, please see "Risk Factors - We Have Historically Lost Money and Losses May Continue in the Future" and "Management's Discussion and Analysis or Plan of Operation."

PURCHASE OF AVID SPORTSWEAR, INC.

      On December 18, 1998, we entered into an agreement to purchase Avid Sportswear, Inc. from its shareholders. The purchase was completed on March 1, 1999. We paid $725,000 in cash and issued 1,100,000 shares of our common stock to the former shareholders of Avid Sportswear, Inc. In connection with the purchase, we were required to advance $1,826,111 to Avid Sportswear, Inc. to be used to satisfy certain liabilities owed by Avid Sportswear, Inc. Avid Sportswear, Inc. remains liable for any liabilities which existed on March 1, 1999. We received standard representations and warranties from the former shareholders of Avid Sportswear, Inc., who also agreed to indemnify us for certain events.

LICENSES TO USE CERTAIN TRADEMARKS

      Of the three labels our products are marketed under, the "Dockers Golf" and "British Open Collection" are licensed from their respective owners. The "Avid Sportswear" label is owned by our wholly-owned subsidiary. A description of these licenses follows:

      BRITISH OPEN COLLECTION. On December 8, 1998, our wholly-owned subsidiary obtained the sole and exclusive right and license to use certain trademarks associated with the British Open Golf Championship. The licensor is The Championship Committee Merchandising Limited, which is the exclusive licensor of certain trademarks from The Royal & Ancient Golf Club of St. Andrews, Scotland. This license is for the United States and its territories and has a seven year term. Under this license, our wholly-owned subsidiary may manufacture, advertise, distribute and sell products bearing the licensed trademarks to specialty stores and the menswear departments of department stores. It is not permitted to sell these products to discount stores or mass-market retail chains. In return for this license, our wholly-owned subsidiary must pay the licensor, on a quarterly basis, a royalty equal to five percent of net wholesale sales of products bearing these trademarks, subject to a guaranteed minimum royalty. Net wholesale sales means the invoiced wholesale billing price, less shipping, discounts actually given, duties, insurance, sales taxes, value-added taxes and credits allowed for returns or defective merchandise. Our wholly-owned subsidiary may also deduct uncollectible accounts up to a total of five percent of such sales. The guaranteed minimum royalty is as follows:

         CONTRACT YEAR:    MINIMUM ROYALTY:
         --------------    ----------------
            1                  $100,000
            2                  $125,000
            3                  $150,000
            4                  $175,000
            5                  $200,000
            6                  $200,000
            7                  $200,000

      The licensor has the right to approve or disapprove in advance of sale the quality, style, color, appearance, material and workmanship of all licensed products and packaging. It may also approve or disapprove any and all endorsements, trademarks, trade names, designs and logos used in connection with the license. Our wholly-owned subsidiary must submit samples of the licensed products to the licensor for examination and approval or disapproval prior to sale.

      DOCKERS GOLF. On May 10, 1999, our wholly-owned subsidiary obtained the exclusive, non-assignable right to use the "Dockers Golf" trademark solely in connection with the manufacturing, advertising, distribution and sale of products to approved retailers. The licensor is Levi Strauss & Co. This license is for the United States, its territories and Bermuda. It has an initial term expiring on December 31, 2003 and will renew for an additional three year term expiring December 31, 2006 if: (i) net sales of the licensed products for calendar year 2002 are at least $17.0 million and (ii) our wholly-owned subsidiary has not violated any material provisions of the license. Thereafter, the licensor will negotiate in good faith for up to two additional three year terms if: (i) the license is renewed for the initial renewal period, (ii) our wholly-owned subsidiary's net sales for each year in the initial renewal period have exceeded its projected sales for each such year and (iii) our wholly-owned subsidiary has not violated any material provisions of the license. Subject to a guaranteed minimum royalty, our wholly-owned subsidiary must pay the licensor a royalty of six percent of net sales of first quality products and four percent of net sales of second quality products and close-out or end-of-season products. If second quality products and close-out or end-of-season products account for more than ten percent of total licensed product sales, then the royalty on such products will be six percent instead of four percent. The guaranteed minimum royalty is as follows:

         CONTRACT YEAR:    MINIMUM ROYALTY:
         --------------    ----------------
            1                 $250,000
            2                 $540,000
            3                 $765,000
            4                 $990,000

      The guaranteed minimum royalty in the initial renewal period, if any, will be equal to seventy-five percent of our wholly-owned subsidiary's projected earned royalty derived from the sales plan provided for each annual period contained in the initial renewal period. The guaranteed minimum royalty is payable quarterly, except for the first year in which it is payable as follows:
$25,000 on March 31, 2000,  $50,000 on June 30, 2000,  $75,000 on September  30,
2000 and $100,000 on December 31, 2000.

      Our wholly-owned subsidiary is required to spend at least three percent of its projected sales of licensed products for each year on advertising for this brand. Between June 1, 1999 and December 31, 1999, it was required to spend at least $240,000 on initial product launch advertising. The license requires our wholly-owned subsidiary to produce two collections per year for the spring/summer and winter/fall seasons, in at least 52 styles, of which 40 must be tops and 12 bottoms. The licensor has the right to approve or disapprove in advance of sale the trademark use, styles, designs, dimensions, details, colors, materials, workmanship, quality or otherwise, and packaging. The licensor also has the right to approve or disapprove any and all endorsements, trademarks, trade names, designs and logos used in connection with the license. Samples of the licensed products must be submitted to the licensor for examination and approval or disapproval prior to sale.

BUSINESS STRATEGY

      Our goal is to become one of the most recognized and respected brands in sports apparel. Key elements of our business strategy include:

      o EXPAND PRODUCT LINE. We intend to expand our product line by licensing or purchasing existing brands of sportswear. We expect to target brands which will complement the existing brands by filling a perceived market niche, having name recognition and/or offering new price points. We believe this strategy is best demonstrated by the purchase of the "Avid Sportswear" label and the license of the "Dockers Golf" and "British Open Collection" labels.

      o MARKET PENETRATION OF EXISTING LABELS. We hope to leverage our brands into greater shelf space by cross-promoting our products and by offering in-store fixturing programs. In addition, we intend to hire additional sales staff and independent sales representatives to broaden our customer base. We currently sell to over 800 customers in the United States. We estimate that the United States market is comprised of more than 4,500 golf pro shops and 1,000 better specialty stores. We intend to use our labels and sales staff to broaden our customer base and increase our average order size.

      o INTERNATIONAL MARKETS. We believe the international markets will provide us with new opportunities for the Avid Sportswear label and other labels we may acquire in the future. We intend to enter these markets by using distributors and licensees who are familiar with the local markets. We believe international markets are receptive to American lifestyle apparel brands in general and will be receptive to the Avid Sportswear label in particular.

MARKET

      Our target customers are sports-minded professional men and women who like casual, high-quality and distinctively styled apparel that reflects an active lifestyle. We believe golf's popularity has risen in recent years. According to the National Golf Foundation and McKinsey & Company, the number of rounds played in the United States was 530 million rounds in 1998 and is projected to increase to 630 million rounds in 2010. Over this same time frame, according to the National Golf Foundation and McKinsey & Company, the number of golfers in the United States is projected to increase from 26 million golfers in 1998 to 29 million golfers by 2010. The National Golf Foundation projects the market for sales of sportswear apparel sold through all golf facilities to increase between 3% to 5% annually through 2005. As indicated above, we believe there are over 4,500 golf pro shops and 1,000 better specialty stores in the United States.

COMPETITION

      The sportswear and outerwear segments of the apparel industry are highly competitive. Competition is based primarily on brand recognition, product differentiation and quality, style and production flexibility. Five companies account for about one-quarter of all apparel sales in the industry. These companies are: Polo/Ralph Lauren, Cutter & Buck, Ashworth, Antiqua and Izod. Between 200 and 300 companies account for the remaining apparel sales in the industry. Many of these companies have greater resources and sell brands with greater name recognition than us. We are attempting to differentiate ourselves from our competitors by purchasing or licensing well-established brand names and producing high quality, stylish sportswear.

PRODUCTS

      We design industry-leading products which feature high-quality materials, such as fine-gauge combed cotton, virgin wools and performance microfibers. Our products are finished with unique trims, special fabric finishes and washes and extra needlework. All of our manufacturing is outsourced to independent contractors. We offer distinctive products under the following three labels:

      o     Avid Sportswear;
      o     Dockers Golf; and
      o     British Open Collection.

      AVID SPORTSWEAR. The Avid Sportswear label is designed exclusively for the men's market and is sold in the premium and mid-priced product categories. This product line features higher quality materials and sewing, and more detailed designs in the premium category than in the mid-priced category. It is marketed to golfers and others.

      DOCKERS GOLF. The Dockers Golf label is designed for the men's market. It is marketed to brand-conscious golfers seeking moderately priced, high quality golf apparel. This label appeals to the casual market, and is rugged and durable.

      BRITISH OPEN COLLECTION. The British Open Collection label is designed for the men's market. It is marketed exclusively as a premium brand, and will combine the elegance and tradition that characterizes the British Open Golf Tournament. This label is made of the finest quality material and features detailed designs and embroidery.

PRODUCT DEVELOPMENT

      Our experienced product development team determines product strategy, color and fabric selection. With respect to the "British Open Collection" and "Dockers Golf" labels, the respective licensors have the right to approve or disapprove the design and other aspects of our products prior to sale and may require modifications. Our design and production teams coordinate product development, negotiate price and quantity with cutting and sewing contractors, purchase fabrics and trim, and establish production scheduling. These teams also coordinate the inspection of fabric deliveries and perform fabric testing for shrinkage and color-fastness. Except for embroidering, all manufacturing is outsourced to independent contractors. We do not have any long-term agreements with our contractors. Our quality control personnel are responsible for inspecting finished goods on arrival from our contractors.

      The production of our product lines is time sensitive. Due to seasonal variations in the demand for golf apparel, we are required to forecast market demand, place raw material orders and schedule cutting and sewing services in order to have inventory available to meet projected sales. Our designs are usually finalized between six and nine months prior to the display of our seasonal product lines by customers. We design for two collections per year, the spring/summer and winter/fall seasons. Collections are shipped about three to four months in advance of display by our customers.

      Since we did not begin significant operations until March 1, 1999, the date we acquired Avid Sportswear, Inc., we did not spend any money on product development in 1998 or 1997. We spent approximately $350,000 in 1999 and $250,000 in 1998. We expect to spend approximately $500,000 in 2000 on product development. None of these costs were borne directly by our customers.

SOURCES OF SUPPLY

      The design staff is responsible for creating innovative products for our two seasonal collections. During the design process, our manufacturing sources develop new seasonal textiles in association with the design team. This enables us to source a wide variety of textile and printed artwork designs. Our materials are sourced from a wide variety of domestic and foreign suppliers. The only key supplier we significantly rely on is Levi Strauss & Co., which sources some of the products sold under the Dockers Golf label. We believe we can replace the loss of any supplier other than Levi Strauss & Co. without causing any material harm to our business.

DISTRIBUTION AND SALES

      GENERAL. Our products are distributed in the United States primarily through golf pro shops, resorts and specialty stores. Our products are sold through a dedicated sales staff as well as independent sales representatives. As of May 31, 2000, our sales staff was composed of five employees and thirty-one independent sales representatives. Each employee or sales representative is responsible for serving targeted accounts in a specific geographic region through merchandise consultation and training, and for meeting specific account growth and average-order-size goals. They present our collections each season at national and regional trade shows and at customers' stores through promotional literature and samples. In addition to other responsibilities, these employees and sales representatives implement our merchandise fixturing program with suitable golf pro shops, resorts and specialty stores. Our products are typically sold on open account with payment required within thirty days. Department stores and other chains may require extended credit terms as a condition to carrying a product line. We will where required conform to this industry practice.

      AVID SPORTSWEAR. The Avid Sportswear product line is distributed in the United States primarily through golf pro shops, resorts and specialty stores. This product line is an approved vendor with Collegiate Licensing Company and sells to several professional sports teams.

      BRITISH OPEN COLLECTION. The British Open Collection product line is distributed in the United States primarily through department stores and high-end golf pro shops. In the upcoming season, we intend to expand our customer base by targeting high-end golf pro shops, resorts and specialty stores.

      DOCKERS GOLF. The Dockers Golf product line is distributed in the United States primarily through golf pro shops and specialty golf stores. We believe this product line will have broad appeal and expect to target traditional mass merchandise retail outlets as well as the golf pro shops, resorts and specialty stores.

MERCHANDISING AND MARKETING

      We believe our three labels are well-positioned to cater to three distinct product categories - the larger size, premium-priced and moderately-priced product categories. Avid Sportswear features harder-to-find, larger sizes in the premium and moderately priced product categories. The British Golf Collection is an upscale, premium priced product line, and the Dockers Golf is a brand conscious, moderately priced product line. We hope to leverage these brands to expand our product offerings, customer base and average-order-size. All of our products have golf-themes and are color-related. Our labels are generally featured prominently on our products and displays to help build brand loyalty. Our products are directed at sports-minded professional men who like casual, high-quality and distinctively styled apparel that reflects an active lifestyle. We expect our product lines to appeal to both golfers and others who identify with an active lifestyle.

      We currently advertise in national and regional trade magazines and participate in various trade shows. Our products are also marketed on the World Wide Web at http://www.avidsportswear.com, where we provide information and pictures of products. Our promotional program offers point-of-sale displays maintained by our sales staff and independent sales representatives. This in-store fixturing program helps to showcase these collections and enhances our brand image at the point of sale. The fixtures are designed to display assorted elements of our collections and allow the consumer to easily assemble and purchase coordinated outfits.

      Our merchandise is sold and shipped to customers in collection groups. We believe this will help to reinforce the strength of our product offerings.

      For specialty items, we have developed an in-house embroidery service and also work with independent embroiderers to embroider the customer's name or logo on our garments.

ORDER BOOKING CYCLE AND BACKLOG

      We receive our orders for a season over a ten month period beginning when samples are first shown to customers and continuing into the season. We begin to take orders for our fall collections in January, generally for delivery between May and October and for our spring collection in August, generally for delivery between November and April. Our domestic backlog, which consists of open, unfilled customer orders, has not historically comprised a significant part of our business. We expect our domestic backlog to become significant in the future with the appeal of the Dockers Golf and British Open Collection labels.

INTELLECTUAL PROPERTY

      We are attempting to build a brand name in the golf apparel industry. To that end, we have received trademark protection in the United States for the "Avid" name and logo. We are evaluating whether to apply for trademark protection in other countries. Our name and logo are regarded as valuable assets and critical to marketing our products.

      The names and logos associated with the "British Open Collection" and "Dockers Golf" are licensed from their respective owners.

STOCK AND OPTION ISSUANCES FOR PERSONAL GUARANTEES

      Several individuals have personally guaranteed our lease obligations and other corporate indebtedness. In exchange for these personal guarantees, our company had agreed to issue the following individuals the number of shares of common stock opposite their names:

      NAME                  NUMBER OF SHARES
      ----                  ----------------

      Earl T. Ingarfield       11,500,000
      Thomas Browning           3,000,000
      Michael LaValliere        3,000,000
      Jeffrey Abrams            2,000,000
      Stephen Ponsler           2,000,000

      On January 17, 2000, all of the above described transactions were rescinded and, in lieu thereof, our company granted the following options:

      NAME                  NUMBER OF SHARES    EXERCISE PRICE
      ----                  ----------------    --------------

      Earl T. Ingarfield         200,000            $0.30
      Thomas Browning            200,000            $0.30
      Michael LaValliere         200,000            $0.30
      Jeffrey Abrams             200,000            $0.30
      Stephen Ponsler            200,000            $0.30

MR. INGARFIELD OBTAINED CONTROL OF OUR COMPANY ON JUNE 4, 1998

      As mentioned earlier in this filing, we were formed on September 19, 1997 in Nevada. On or about June 4, 1998, Lido Capital Corporation, an entity wholly-owned by our President, Mr. Ingarfield, purchased 3,000,000 shares of common stock (adjusted for a 3 for 1 stock split) for $150,000 from our founding shareholders, Thomas Gelfand, Robert Gelfand and Jin Sook Lee. At the time of the purchase, our company had 6,300,000 shares of common stock outstanding (adjusted for a 3 for 1 stock split). As a result, Mr. Ingarfield owned 47.6% of our company's outstanding capital stock. Mr. Ingarfield currently owns 31.4% of our company's outstanding capital stock.

LEGAL PROCEEDINGS

      We are involved in various claims and legal actions arising in the ordinary course of business. In our opinion, the ultimate disposition of these matters will not have a material adverse effect on our company.

                                   MANAGEMENT

      Information concerning our current executive officers and directors is set forth in the following table:

       NAME:               AGE:   POSITION:

       Earl T. Ingarfield   40    President,   Chief   Executive   Officer  and
                                  Chairman

       Jerry L. Busiere     65    Secretary, Treasurer and Director

       Michael E.           39    Director
       LaValliere

       Thomas L. Browning   40    Director

       Barnum Mow           43    Director  and  Chief  Executive  Officer  and
                                  President of Avid Sportswear, Inc.

       David Roderick       47    Executive   Vice-President  of  Merchandising
                                  and Design of Avid Sportswear, Inc.

      EARL T. INGARFIELD has been the Chief Executive Officer, President and Chairman since June 1998. Since June 30, 1995, Mr. Ingarfield has also been the sole owner of Lido Capital Corporation, a privately-held company in Sarasota, Florida. From 1979 to 1987, he was a professional hockey player for the Atlanta Flames, Calgary Flames and Detroit Red Wings. For many years, he has also been involved in Indy-car racing, offshore boat racing and is an avid golfer.

      JERRY L. BUSIERE has been the Secretary, Treasurer and a Director since June 1998. Mr. Busiere has over forty-one years of experience in accounting and taxation. From 1997 to July 1998, he was Controller of Lido Capital Corporation, a privately-held company owned by Mr. Ingarfield. From 1989 to 1995, he was a Senior Rate Analyst and Chief Financial Officer of Poly-Portables, Inc., a Georgia-based manufacturing company. From 1962 to 1988, he owned his own accounting practice. He has served as a consultant for numerous companies, such as Wellcraft Boat Manufacturing, Englewood Disposal Service, Poly-Portables, Inc., Colony Beach Resort, Buccaneer Inn and Far Horizon Resorts. He received an A.S. Degree in 1973 from the University of South Florida in Sarasota, Florida.

      MICHAEL E. LAVALLIERE has been a Director of our company since June, 1998. Since 1996, he has also been President and CEO of Collaborative Marketing Services, Inc. ("CMS"), a leader in the marketing and distribution of kiosk advertising programs and point of sale machines in a broad range of applications. Under Mr. LaValliere's leadership, CMS has become an industry leader in the area of web page design activities for the Internet. From 1993 to 1996, he served as Vice President of Sales and Marketing for Interactive Golf Services, Inc. ("IGSI"), a company which provided touch screen kiosks to the golf market. Under Mr. LaValliere's direction, IGSI developed a client base which included Maxfli Golf Co., Taylor Made Golf Co. and Cleveland Golf Co. From 1981 to 1995, he was a professional baseball player as a member of the Philadelphia Phillies (1981-1984), St. Louis Cardinals (1985-1986), Pittsburgh Pirates (1987-1992) and Chicago White Sox (1993-1995). While a member of the Pirates and White Sox, he was elected to serve as the player union representative with negotiation responsibilities in the area of labor contracts, pension plans, player marketing rights and licensing agreements.

      THOMAS L. BROWNING has been a Director of our company since June, 1998. From 1992 to 1996, he was a member of the Cincinnati Reds Major League Baseball team. Since retiring from professional baseball, Mr. Browning has been a General Partner of Ashley Canterbury, a residential construction company in the greater Cincinnati area, and also serves an active role in community youth programs and the United Way.

      BARNUM MOW has been Chief Executive Officer and President of Avid Sportswear, Inc. since September, 1999. From 1983 until September 1999, Mr. Mow was Senior Vice President of Bugle Boy Industries, a wholesale and retail apparel company with combined annual sales of $550,000,000. Over a sixteen year period of progressive management responsibility, Mr. Mow became responsible for Bugle Boy's operations, distributions, sales, and management information systems. Most recently, he led a management team, comprised for four vice-presidents and four directors, which was responsible for over nine hundred employees and a $40,000,000 annual operating budget. Mr. Mow managed four distribution sites, totaling over one million square feet in size and which supported two thousand five hundred wholesale accounts and two hundred sixty retail stores; the integration of software development with hardware platforms used to support Bugle Boy's activities; and Bugle Boy's website, intranet, telecommunications, video conferencing, and Internet e-commerce. He was responsible for costing, merchandising, product development, production, and bringing to market four different line breaks per year. Mr. Mow was also the National Sales Manager for Bugle Boy Active Wear, Swim Wear and T-shirts, which accounted for $70,000,000 in annual sales. Mr. Mow received a B.S. in Business Administration from the University of Southern California.

      DAVID RODERICK had been a Director of our company from March 1, 1999 to November 26, 1999 and Executive Vice-President of Merchandising and Design of our wholly-owned subsidiary since September, 1999. In this capacity, Mr. Roderick is primarily responsible for our company's three brands: Avid Sportswear, Dockers Golf and British Open Collection. Mr. Roderick founded Avid Sportswear, Inc. in October of 1988. He served as President of Avid Sportswear, Inc. until September, 1999, during which time he was responsible for the product and brand development of the Avid Sportswear brand name.

EXECUTIVE COMPENSATION

      SUMMARY COMPENSATION TABLE. The following table provides information about the compensation paid by our company to its Chief Executive Officer and all other current executive officers who were serving as executive officers at the end of 1999 and who received in excess of $100,000:

                                                   ANNUAL COMPENSATION                 LONG-TERM COMPENSATION
                                        ---------------------------------------------------------------------------
                                                                                    SECURITIES
                                                                   OTHER ANNUAL     UNDERLYING       ALL OTHER
NAME AND PRINCIPAL                                                 COMPENSATION     OPTIONS        COMPENSATION
POSITION(S)                    YEAR      SALARY ($)   BONUS ($)       ($)            (#S)(1)           ($)(2)
----------------------------- --------  -----------   ---------    ------------     ----------     -------------

Earl T. Ingarfield(1)          1999            --           --               --            --                --
Chief Executive Officer,
President and Chairman of the  1998            --           --               --            --                --
Board of Directors
Jerry L. Busiere(2)            1999            --           --               --            --                --
Secretary, Treasurer and
Director                       1998            --           --               --            --                --
Barnum Mow(3)                  1999       $70,577      $25,000               --            --                --
President of Avid Sportswear,
Inc.
David Roderick, Executive      1999      $150,000           --          $12,000            --                --
Vice-President of
Merchandising and Design of    1998      $150,000           --          $12,000            --                --
Avid Sportswear, Inc.(4)

---------------------

(1) Mr. Ingarfield became Chief Executive Officer, President and Chairman of the Board of Directors in June, 1998.
(2)   Mr. Busiere became Secretary, Treasurer and a Director in June, 1998.
(3) Mr. Mow became Chief Executive Officer and President of our wholly-owned subsidiary on September 17, 1999.
(4) Mr. Roderick's other annual compensation consists of a company car and automobile insurance.

EMPLOYMENT AGREEMENTS

      On February 29, 2000, we entered into a three-year employment agreement with Mr. Ingarfield. Pursuant to this agreement, Mr. Ingarfield is employed as the Chief Executive Officer and President of our company. Mr. Ingarfield will have a annual base salary of $325,000, plus annual cost of living adjustments and other increases to be determined by the Board of Directors. Except in the event of a change of control or other special circumstance, Mr. Ingarfield's salary (less employment taxes) will be paid quarterly in our company's stock on the last day of each calendar quarter. In addition, Mr. Ingarfield will be entitled to annual incentive bonus compensation in an amount to be determined by the Board of Directors. Mr. Ingarfield is entitled to a company car. In the event that Mr. Ingarfield's employment is terminated by our company without "cause" or by Mr. Ingarfield for "good reason" (which includes a change of control), he is entitled to receive all accrued or earned but unpaid salary, bonus (defined as an amount equal to the prior years' bonus) and benefits for the lesser of the balance of the term or three years. In addition, Mr. Ingarfield is entitled to certain relocation expenses incurred in a change of principal residence. The agreement provides that Mr. Ingarfield will not compete with our company during his employment and for two years thereafter unless his employment is terminated by our company without "cause" or by Mr. Ingarfield for "good reason." Mr. Ingarfield has demand and piggy-back registration rights with respect to his stock in our company. Mr. Ingarfield may require our company to file a registration statement with respect to this stock on an annual basis. Additional terms of Mr. Ingarfield's employment are set forth in his employment agreement, which is included as an exhibit to our company's Registration Statement on Form 10-SB.

      Our wholly-owned subsidiary entered into a three year employment agreement with Barnum Mow, commencing September 17, 1999. Upon the expiration of the initial term, the agreement will automatically renew for one year terms unless either party elects not to renew the agreement by providing written notice to the other party at least four months' prior to the expiration of any term. Mr. Mow is employed as the Chief Executive Officer and President of our wholly-owned subsidiary, Avid Sportswear, Inc. His base salary is $300,000 per year, subject to increases as determined by the employer. In addition to his salary, Mr. Mow also received a bonus of $25,000 in 1999. His bonus will be the same for each year during the term unless the employer establishes a formal bonus plan. The employer will reimburse Mr. Mow for all reasonable expenses incurred in connection with the performance of his duties. On January 25, 2000, our company granted Mr. Mow options to purchase 864,477 shares of our common stock at a purchase price of $0.375 per share. Additional terms of Mr. Mow's employment are set forth in his employment agreement, which is included as an exhibit to our company's Registration Statement on Form 10-SB (as amended).

      Our wholly-owned subsidiary also entered into a five year employment agreement with David Roderick, effective January 1, 1999. From January, 1999, until September, 1999, Mr. Roderick was employed as the President of Avid Sportswear, Inc. In September, 1999, Mr. Roderick became the Executive Vice President of Merchandising and Design. His base salary is $181,000, subject to increases as determined by the employer. In addition, Mr. Roderick will be eligible for bonuses at the discretion of the Board of Directors. The employer will reimburse Mr. Roderick for all reasonable expenses incurred in connection with the performance of his duties. Additional terms of employment are set forth in his employment agreement, which is included as an exhibit to our company's Registration Statement on Form 10-SB (as amended) filed with the Commission on December 1, 1999.

      We have not entered into an employment agreement with Mr. Busiere.

STOCK PLAN

      On January 17, 2000, we adopted our company's 2000 Stock Incentive Plan, under which our key employees, consultants, independent contractors, officers and director are eligible to receive grants of stock or stock options. Our company has reserved a total of 3,000,000 shares of common stock under the incentive plan. It is presently administered by the Board of Directors. Subject to the provisions of the incentive plan, the Board of Directors has full and final authority to select the individuals to whom options will be granted, to grant the options and determine the terms and conditions and the number of shares issued pursuant thereto.

      The maximum term of any option granted under the incentive plan is ten years, except that with respect to incentive stock options granted to a person possessing more than ten percent of the total combined voting power of all our classes of stock, the maximum term of such options is five years. The exercise price of incentive stock options under the incentive plan is the fair-market value of the stock underlying the options on the date of grant and, in the case of an incentive stock option granted to a ten-percent shareholder, the exercise price must be at least 110% of the fair-market value of our stock at the time the option is granted.

      On January 17, 2000, we granted stock options as follows:

       NAME:            NO. OF SHARES:    EXERCISE PRICE:  EXPIRATION:
       -----            --------------    ---------------  -----------

       Earl T.              200,000            $0.30       January 16, 2010
       Ingarfield

       Thomas Browning      200,000            $0.30       January 16, 2010

       Michael              200,000            $0.30       January 16, 2010
       LaValliere

       Steven Ponsler       200,000            $0.30       January 16, 2010

       Jeff Abrams          200,000            $0.30       January 16, 2010

These options were granted in exchange for these individuals' agreement to personally guaranty certain obligations of our company, including leases for our facilities. We do not believe that we could have obtained these leases without the personal guarantees.

See "Executive Compensation - Stock Plan."

RESTRICTED STOCK GRANT

      On January 17, 2000, we granted Barnum Mow, Chief Executive Officer and President of our wholly-owned subsidiary, 1.2 million shares of our common stock, in part, to provide an economic incentive to maximize our financial results. These shares will be restricted shares, all shares were vested upon grant and none are subject to any restrictions.

                             DESCRIPTION OF PROPERTY

      Our corporate headquarters are located at 22 South Links Avenue, Suite 204, Sarasota, Florida 34236. Our corporate headquarters occupies about 2,017 square feet pursuant to a five year lease which will expire on June 30, 2004. Most of our operations are conducted from a 39,640 square foot production and warehouse facility in Gardena, California leased by our wholly-owned subsidiary. This lease has a five year term, expiring on March 31, 2004. We believe our existing facilities will be adequate for the foreseeable future.

                             PRINCIPAL SHAREHOLDERS

      The following table sets forth as of June 22, 2000, the names, addresses and stock ownership in our company for the current directors and named executive officers of our company and every person known to our company to own five percent (5%) or more of the issued and outstanding shares of the common stock:

                                                                              SHARES       PERCENTAGE
     TITLE OF CLASS:   NAME AND ADDRESS OF BENEFICIAL OWNER:      BENEFICIARY OWNED:       OF CLASS(1):
     ---------------   -------------------------------------      -----------------        --------

     Common            Earl T. Ingarfield(2),(4)                          14,456,017              31.4%
                       22 South Links Avenue, Suite 204
                       Sarasota, Florida  34236

     Common            Jerry L. Busiere                                      100,000               0.2%
                       22 South Links Avenue, Suite 204
                       Sarasota, Florida  34236

     Common            Thomas L. Browning(4)                               1,489,359               3.2%
                       22 South Links Avenue, Suite 204
                       Sarasota, Florida  34236

     Common            Michael LaValliere(4)(5)                            1,762,940               3.8%
                       22 South Links Avenue, Suite 204
                       Sarasota, Florida  34236

     Common            David Roderick                                      1,000,000               2.2%
                       22 South Links Avenue, Suite 204
                       Sarasota, Florida  34236

     Common            Barnum Mow(3)                                       2,064,477               4.5%
                       22 South Links Avenue, Suite 204
                       Sarasota, Florida  34236

     Common            All Officers and Directors as a                    20,872,793              45.4%
                       Group(4)

----------------------

(1) Based on the number of shares of common stock outstanding as of June 22, 2000. On such date, we had 45,978,882 shares of common stock outstanding, including options to purchase 864,477 shares at $0.375 per share granted to Mr. Mow and options to purchase a total of 1,000,000 shares at $0.30 per share granted under our stock plan to Messrs. Ingarfield, Browning, LaValliere and two other individuals. See "Executive Compensation - Stock Plan." This excludes warrants to purchase 100,000 shares at an exercise price of $0.50 per share to an investor and warrants to purchase 285,714 shares at an exercise price of $1.50 per share, and warrants to purchase 39,000 shares at $0.01 per share.

(2) Includes all stock held by Mr. Ingarfield and Lido Capital Corporation, an entity in which Mr. Ingarfield is the sole owner, officer and director.

(3) Includes options granted on January 25, 2000 to purchase 864,477 shares of $0.375 per share.

(4) Includes options to purchase 200,000 shares at $0.30 per share granted to each of Messrs. Ingarfield, Browning and LaValliere. See "Executive Compensation - Stock Plan."

(5) Does not reflect the sale of any shares of common stock being registered in this offering.

POTENTIAL CHANGE OF CONTROL

      To secure some of our indebtedness, Mr. Ingarfield pledged (i.e., tendered shares of common stock to the lender as security for the indebtedness) 9,000,000 shares of common stock in our company. If we are unable to repay this indebtedness when due or otherwise default on such indebtedness, then the lender may foreclose on these shares of common stock in satisfaction of all or part of such indebtedness. This would result in the lender becoming the owner of these shares. As a result, the lender would be able to exert significant control over our company.

                      CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      LOANS. From time to time we have entered into related party transactions primarily to finance the operations of our company. The Company has borrowed money periodically from Messrs. Ingarfield, Browning and LaValliere. Some of the loans described below have been made by Lido Capital Corporation, an entity wholly-owned by Mr. Ingarfield. Because Mr. Ingarfield has exclusive control over Lido Capital Corporation, all loans from Mr. Ingarfield and Lido Capital Corporation are reflected as loans from Mr. Ingarfield. Below is a summary of all loans to and from related parties since January 1, 1998:

      o In 1998, our company loaned a total of $253,500 to Mr. Ingarfield, consisting of a $100,000 loan on June 25, 1998, a $143,500 loan on November 30, 1998 and a $10,000 loan on December 31, 1998.

      o In January 1999, Mr. Browning loaned $50,000 to our company. In addition, Mr. Ingarfield repaid $237,000. Our company loaned an additional $126,500 to Mr. Ingarfield in January 1999. As of the end of January 1999, Mr. Ingarfield owed our company $143,000.

      o In February 1999, Mr. Ingarfield repaid $20,000 to our company and our company loaned Mr. Ingarfield $5,704. In addition, Mr. LaValliere and Mr. Browning loaned $35,000 and $47,000, respectively, to our company. As of the end of February 1999, Mr. Ingarfield owed $128,704 to our company, our company owed Mr. LaValliere a total of $35,000 and Mr. Browning a total of $97,000.

      o In March 1999, Mr. Ingarfield repaid $500 to our company. In addition, our company loaned Mr. Ingarfield $15,000. As of the end of March 1999, Mr. Ingarfield owed our company a total of $143,204.

      o In April 1999, Mr. Ingarfield repaid $116,250 to our company and our company loaned an additional $26,562 to Mr. Ingarfield. As of the end of April 1999, Mr. Ingarfield owed $53,516 to our company.

      o In May 1999, Mr. Ingarfield paid off the balance of his loan to our company in the amount of $53,516 and loaned our company $136,484. Further, our company repaid $40,292 to Mr. Ingarfield. As of the end of May 1999, our company owed Mr. Ingarfield $96,192.

      o In June 1999, Mr. Ingarfield loaned $151,000 to our company and our company repaid $51,000 to Mr. Ingarfield. As of the end of June 1999, our company owed Mr. Ingarfield $196,192.

      o In July 1999, Mr. Ingarfield loaned $30,000 to our company. As of the end of July 1999, our company owed Mr. Ingarfield a total of $226,192.

      o In August 1999, Mr. Ingarfield loaned $30,000 to our company. As of the end of August 1999, our company owed Mr. Ingarfield a total of $256,192.

      o In September 1999, Mr. Ingarfield loaned $53,000 to our company. As of the end of September 1999, our company owed Mr. Ingarfield a total of $309,192.

      o In October 1999, Mr. Ingarfield loaned $25,000 to our company. As of the end of October 1999, our company owed Mr. Ingarfield a total of $334,192.

      o In November 1999, Mr. Ingarfield loaned $53,919 to our company. As of the end of November 1999, our company owed Mr. Ingarfield a total of $388,111.

      o In December 1999, Mr. Ingarfield loaned $394,509 to our company. As of December 28, 1999, our company owed Mr. Ingarfield a total of $782,620. In addition, Mr. Browning loaned $300,000 to our company. As of December 28, 1999, our company owed Mr. Browning a total of $397,000. Our company's total indebtedness to Messrs. Ingarfield and Browning as of December 28, 1999 was $1,179,620. As described in more detail below, the entire outstanding principal balance, plus accrued interest, of Mr. Ingarfield's loan and $97,000 of Mr. Browning's loan were converted into shares of our common stock on December 28, 1999.

      Effective December 1, 1999, Messrs. Ingarfield, LaValliere and Browning entered into revolving convertible demand notes in the amounts of $1,500,000, $125,000 and $500,000, respectively. Each of these notes is due on demand and bears an annual interest rate of 10%. As of December 28, 1999, accrued but unpaid interest on these loans was $52,927, owed as follows: $39,131 to Mr. Ingarfield, $10,659 to Mr. Browning and $3,137 to Mr. LaValliere. Interest on all three notes is payable monthly commencing on April 1, 2000. The holders can elect to convert the indebtedness into shares of common stock at any time at a price equal to 80% of our common stock's closing price on the date of conversion. The Company recognized additional interest expense of $293,381 to reflect the 20% discount. Effective December 28, 1999, Messrs. Ingarfield, Browning and LaValliere elected to convert all or a portion of the outstanding principal and interest under such convertible notes into shares of common stock, as follows:

     NAME:               INDEBTEDNESS:  CONVERSION PRICE: NO. OF SHARES:
     ----                ------------   ----------------  -------------

     Mr. Ingarfield        $821,750          $0.22          3,735,227

     Mr. Browning          $107,659          $0.22            489,359

     Mr. LaValliere         $38,137          $0.22            173,350

      o In January 2000, Mr. Ingarfield loaned our company a total of $557,562, Mr. LaValliere loaned our company a total of $125,000 and Mr. Browning loaned our company a total of $200,000.

      o In February 2000, our company issued 1,200,000 shares of our common stock to Barnum Mow in consideration of his employment.

      o In February 2000, Mr. Ingarfield loaned our company a total of $182,000. Pursuant to the terms of his convertible demand note, on January 25, 2000, Mr. Ingarfield elected to convert $247,562 into 825,207 shares of our common stock at a conversion price of $0.30 per share, or 80% of the closing price on that date. Also on that date, Mr. LaValliere elected to convert $125,000 into 416,667 shares of common stock at a conversion price of $0.30 per share.

      o On February 1, 2000, Mr. Ingarfield elected to convert $236,498 into 695,583 shares of our common stock at a conversion price of $0.34 per share, or 80% of the closing price on that date.

      o In March 2000, Mr. Ingarfield loaned our company a total of $119,462.

      o In April 2000, our company repaid $372,964 to Mr. Ingarfield. Also in April 2000, our company loaned a total of $201,706 to Mr. Ingarfield upon the same terms as the funds previously borrowed from Mr. Ingarfield.

      o     In May 2000, our company loaned a total of $8,500 to Mr. Ingarfield.

      o As of May 31, 2000, Mr. Ingarfield owed our company a total of $210,206, plus accrued interest. Also as of that date, the company owed Mr. Browning a total of $500,000, plus accrued interest.

      o In June 2000, Mr. LaValliere elected to tender a $60,523 receivable owed to him by the company under the terms of the private placement offering in exchange for 172,923 shares of our common stock.

      SALE OF STOCK. In addition to the loans referenced above, our company has sold common stock to Earl Ingarfield, Thomas Browning and Michael LaValliere in order to help finance our company's operations. We also issued common stock to David Roderick in connection with the acquisition of Avid Sportswear, Inc. Below is a summary of all sales or issuance of common stock to such persons since January 1, 1998:

      o In June 1998, we sold 6,000,000 shares of common stock to Mr. Ingarfield for $0.05 per share paid in cash and services. Total consideration paid for these shares was $20,000 in cash and $280,000 in services. An administrative expense was recorded to value the sale to $0.05 per share. The number of shares issued reflects a three-for-one split on July 23, 1998.

      o In August 1998, we sold 500,000 shares of common stock to each of Messrs. Browning and LaValliere for $0.15 in cash per share and 100,000 shares of common stock to Mr. Busiere for $0.15 per share, payable in the form of a subscription receivable. Total consideration paid for these shares was $165,000.

      o In January 1999, we sold 100,000 shares of common stock to the parents of Mr. Ingarfield for $0.25 in cash per share. Total consideration paid for these shares was $25,000.

      o In January 1999, we issued 1,000,000 shares of common stock to Mr. Roderick in connection with the acquisition of Avid Sportswear, Inc. The Company valued these shares at $0.75 per share, for total consideration of $750,000.

      o In December 1999, and as noted above, we issued 3,735,227 shares to Mr. Ingarfield, 489,359 shares to Browning and 173,350 shares to LaValliere upon the conversion of indebtedness. Messrs. Ingarfield, Browning and LaValliere converted $821,750, $107,659 and $38,137, respectively, of indebtedness. These shares were converted at a price of $0.22 per share.

      o In January 2000, we issued 825,207 shares to Mr. Ingarfield upon the conversion of $247,562 of indebtedness and 416,667 shares to Mr. LaValliere upon the conversion of $125,000 of indebtedness. On February 1, 2000, Mr. Ingarfield elected to convert $236,498 of indebtedness into 695,583 shares of our common stock at a conversion price of $0.34 per share.

      o In June 2000, Mr. LaValliere elected to tender a $60,523 receivable owed to him by the company under the terms of the private placement offering in exchange for 172,923 shares of our common stock.

      OTHER. In addition to the transactions listed above, our company entered into the following transactions with related parties:

      o On January 17, 2000, our company granted options to purchase up to 200,000 shares, or a total of 1,000,000 shares, of our stock to each of Messrs. Ingarfield, Browning, LaValliere, Ponsler and Abrams. Messrs. Ponsler and Abrams are shareholders of our company. The purchase price of these options was $0.30 per share, or $0.075 per share less than the closing price on January 17, 2000. These options were granted in exchange for these individuals agreement to personally guaranty certain obligations of our company, including leases for our facilities. We do not believe that we could have obtained these leases without the personal guarantees. See "Executive Compensation - Stock Plan."

      o On January 17, 2000, our company granted Mr. Mow 1.2 million shares of restricted stock in our company. These shares were valued at $360,000, or $0.30 per share. In addition, Mr. Mow was granted options to purchase 864,477 shares of stock at $0.375 per share.

                MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
                   COMMON EQUITY AND OTHER SHAREHOLDER MATTERS

      The Company's common stock began trading on the Over-the-Counter Bulletin Board on March 24, 1998, under the symbol "GFIO." On July 22, 1999, our company's symbol was changed to "AVSG." On December 2, 1999, our company's common stock was no longer eligible for quotation on the OTC BB because our company's Registration Statement on Form 10-SB had not been declared effective by the Commission as of that date. On that date, our company's common stock began trading on the "pink sheets." Our company began trading again in the OTC BB May 9, 2000. The Company's high and low bid prices by quarter during 1998, 1999 and 2000 are as follows: (2)

                                      CALENDAR YEAR 2000(1)
                                     HIGH BID        LOW BID

             First quarter            $0.8100        $0.2500



                                      CALENDAR YEAR 1999(1)
                                     HIGH BID        LOW BID

             First quarter            $2.0000        $0.7500
             Second quarter           $1.4688        $0.8750
             Third quarter            $1.1250        $0.6875
             Fourth quarter           $1.0938        $0.2500

                                      CALENDAR YEAR 1998(1)
                                     HIGH BID        LOW BID

             Second quarter           $1.2500        $0.5000
             Third quarter            $3.0000        $0.7500
             Fourth quarter           $1.5000        $0.4375

-------------------------

(1)   These  quotations  reflect  inter-dealer  prices,  without retail mark-up,
      mark-down  or  commission,   and  may  not  necessarily  represent  actual
      transactions.

(2) These quotations reflect high and low bid prices form the OTC BB and the "pink sheets."

      On June 22, 2000, our company had approximately 210 shareholders of record.

      We have not paid dividends in the past on any class of stock and we do not anticipate paying dividends in the foreseeable future. Our loan agreement with First State Bank prohibits the payment of dividends.

                            DESCRIPTION OF SECURITIES

      AUTHORIZED CAPITAL STOCK. The authorized capital stock of our company consists of 50,000,000 shares of common stock and 10,000,000 shares of preferred stock. As of the date hereof, our company has 44,114,405 shares of common stock outstanding. The Company also has the following options and warrants outstanding:

           TYPE                  NUMBER OF SHARES           EXERCISE PRICE
           ----                  ----------------           --------------

          Options                 1,000,000                       $0.30
          Options                   864,477                       $0.375
          Warrants                  100,000                       $0.50
          Warrants                  285,714                       $1.50
          Warrants                   39,000                       $0.01

      The following description is of the material terms of our capital stock. Additional information may be found in our company's articles of incorporation included as an exhibit to our Registration Statement on Form 10-SB (as amended) filed with the Securities and Exchange Commission.

      COMMON STOCK. Each share of common stock entitles the holder to one vote on each matter submitted to a vote of our shareholders, including the election of directors. There is no cumulative voting. Subject to preferences that may be applicable to any outstanding preferred stock, shareholders are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors. Shareholders have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions available to the common stock. In the event of liquidation, dissolution or winding up of our company, shareholders are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

      PREFERRED STOCK. The Board of Directors is authorized, subject to any limitations prescribed by the Nevada Revised Statutes, or the rules of any quotation system or national securities exchange on which stock of our company may be quoted or listed, to provide for the issuance of shares of preferred stock in one or more series; to establish from time to time the number of shares to be included in each such series; to fix the rights, powers, preferences, and privileges of the shares of such series, without any further vote or action by the shareholders. Depending upon the terms of the preferred stock established by the Board of Directors, any or all series of preferred stock could have preference over the common stock with respect to dividends and other distributions and upon liquidation of our company or could have voting or conversion rights that could adversely affect the holders of the outstanding common stock. The company has no present plans to issue any shares of preferred stock.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION, BYLAWS AND NEVADA LAW

      The following provisions of the Articles of Incorporation and Bylaws of our company could discourage potential acquisition proposals and could delay or prevent a change in control of our company. Such provisions may also have the effect of preventing changes in the management of our company, and preventing shareholders from receiving a premium on their common stock.

      AUTHORIZED BUT UNISSUED STOCK. The authorized but unissued shares of common stock and preferred stock are available for future issuance without shareholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans.

      BLANK CHECK PREFERRED STOCK. The existence of authorized but unissued and unreserved shares of preferred stock may enable the Board of Directors to issue shares to persons friendly to current management which would render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of our company's management.

      NEVADA BUSINESS COMBINATION LAW. The State of Nevada has enacted legislation that may deter or frustrate takeovers of Nevada corporations. The Nevada Business Combination Law generally prohibits a Nevada corporation from engaging in a business combination with an "interested shareholder" (defined generally as any person who beneficially owns 10% or more of the outstanding voting stock of our company or any person affiliated with such person) for a period of three years following the date that such shareholder became an interested shareholder, unless the combination or the purchase of shares made by the interested shareholder on the interested shareholder's date of acquiring shares is approved by the board of directors of the corporation before that date. A corporation may not engage in any combination with an interested shareholder of the corporation after the expiration of three years after his date of acquiring shares unless:

      o The combination or the purchase of shares made by the interested shareholder is approved by the board of directors of the corporation before the date such interested shareholder acquired such shares;

      o A combination is approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power not beneficially owned by the interested shareholder proposing the combination, or any affiliate or associate of the interested shareholder proposing the combination, at a meeting called for that purpose no earlier than three years after the interested shareholder's date of acquiring shares; or

      o The aggregate amount of cash and the market value, as of the date of consummation, of consideration other than cash to be received per share by all of the holders of outstanding common shares of the corporation not beneficially owned by the interested shareholder, satisfies the fair value requirements of Section 78.441 of Nevada Revised Statutes.

      SPECIAL MEETINGS OF SHAREHOLDERS. Special meetings of the shareholders of our company may be called by its Board of Directors or other persons authorized to do so under Nevada law. Under applicable Nevada law, shareholders do not have the right to call a special meeting of the shareholders. This may have the effect of discouraging potential acquisition proposals and could delay or prevent a change in control of our company by precluding a dissident shareholder from forcing a special meeting to consider removing the Board of Directors or otherwise.

      TRANSFER AGENT AND REGISTRAR. Transfer Online is the transfer agent and registrar for our common stock. Its address is 227 S.W. Pine Street, Suite 300, Portland, Oregon 97204.


                                     EXPERTS

      Our balance sheet as of December 31, 1999 and the related statements of operation, capital deficit and cash flow from September 19, 1997 (inception) through December 31, 1999 appearing in this prospectus and elsewhere in this Prospectus have been audited by HJ & Associates, L.L.C., independent auditors, as stated in their report herein and elsewhere in this Prospectus, and are included herein in reliance upon the report of such firm given their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

      The validity of the shares of common stock offered hereby will be passed upon for us by Kirkpatrick & Lockhart LLP, Miami, Florida.

                              AVAILABLE INFORMATION

      For further information with respect to us and the securities offered hereby, reference is made to the Registration Statement, including the exhibits thereto. Statements herein concerning the contents of any contract or other document are not necessarily complete, and in each instance reference is made to such contract or other statement filed with the Securities and Exchange Commission or included as an exhibit, or otherwise, each such statement, being qualified by and subject to such reference in all respects.

      Reports, registration statements, proxy and information statements, and other information filed by us with the Securities and Exchange Commission can be inspected and copied at the public reference room maintained by the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of these materials may be obtained at prescribed rates from the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. The Securities and Exchange Commission maintains a site on the World Wide Web (HTTP://WWW.SEC.GOV) that contains reports, registration statements, proxy and information statements and other information. You may obtain information on the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

                                    PART F/S

      Index to Financial Statements:

      o The Company's unaudited Balance Sheets as of March 31, 2000 and unaudited Statements of Operations, Statement of Stockholders' Equity (deficit), and Statements of Cash Flows for the three months' ended March 31, 2000 and 1999; and

      o The Company's audited Balance Sheets as of December 31, 1999 and audited Statements of Operations, Statements of Stockholders' Equity, and Statements of Cash Flows for the years ended December 31, 1999 and 1998.

                          AVID SPORTSWEAR & GOLF CORP.

                        CONSOLIDATED FINANCIAL STATEMENTS

                      March 31, 2000 and December 31, 1999

                                 C O N T E N T S

Independent Accountants' Review Report..................................... F-3

Consolidated Balance Sheets................................................ F-4

Consolidated Statements of Operations...................................... F-6

Consolidated Statement of Stockholders' Equity (Deficit)................... F-7

Consolidated Statements of Cash Flows..................................... F-11

Notes to the Consolidated Financial Statements.............................F-13

                     INDEPENDENT ACCOUNTANTS' REVIEW REPORT
                     --------------------------------------

To the Board of Directors
Avid Sportswear & Golf Corp.
Sarasota, Florida


We have reviewed the accompanying consolidated balance sheet of Avid Sportswear & Golf Corp. as of March 31, 2000 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the periods ended March 31, 2000 and 1999. These consolidated financial statements are the responsibility of the Company's management.

We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim consolidated financial information consists principally of applying analytical procedures to financial data, and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, which will be performed for the full year with the objective of expressing an opinion regarding the consolidated financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying consolidated financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States.

We have previously audited, in accordance with auditing standards generally accepted in the United States, the consolidated balance sheet of Avid Sportswear & Golf Corp. as of December 31, 1999, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended (not presented herein) and in our report dated February 26, 2000, we expressed an unqualified opinion on those consolidated financial statements.

/s/ HJ & Associates, LLC
HJ & Associates, LLC
Salt Lake City, Utah

May 9, 2000

                          AVID SPORTSWEAR & GOLF CORP.
                           Consolidated Balance Sheets

                                     ASSETS
                                     ------

                                              March 31,          December 31,
                                                 2000                1999
                                          -----------------   ------------------

CURRENT ASSETS

    Cash                                         $ 654,992            $ 237,407
    Accounts receivable, net (Note 1)              524,927              315,804
    Inventory (Note 2)                           1,486,096            1,885,390
    Prepaid expenses                                15,000               20,000
                                          -----------------   ------------------

         Total Current Assets                    2,681,015            2,458,601
                                          -----------------   ------------------
EQUIPMENT

    Machinery and equipment                        368,574              378,531
    Furniture and fixtures                         375,460              253,644
    Show booths                                    643,799              298,479
    Leasehold improvements                          29,398               29,398
    Less:  accumulated depreciation              (534,551)            (502,938)
                                          -----------------   ------------------

         Total Equipment                           882,680              457,114
                                          -----------------   ------------------

OTHER ASSETS

    Goodwill, net (Note 1)                       2,282,120            2,346,103
    Deposits                                        15,114               15,114
    Trademarks                                       2,902                2,902
                                          -----------------   ------------------

         Total Other Assets                      2,300,136            2,364,119
                                          -----------------   ------------------

         TOTAL ASSETS                           $5,863,831           $5,279,834
                                          =================   ==================



    See Accountants' Review Report and the accompanying notes to the reviewed financial statements.

                                    AVID SPORTSWEAR & GOLF CORP.
                               Consolidated Balance Sheets (Continued)

                           LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                           ----------------------------------------------



                                                               March 31,              December 31,
                                                                 2000                   1999
                                                          -----------------     --------------------
CURRENT LIABILITIES

  Accounts payable                                             $ 1,180,502             $ 1,504,858
  Accrued expenses                                                 444,378                 200,865
  Notes payable - related parties (Note 4)                         872,964                 300,000
  Notes payable (Note 5)                                         1,700,108               1,735,524
  Subscribed stock                                               1,786,175                  12,500
                                                          -----------------    --------------------

       Total Current Liabilities                                 5,984,127               3,753,747
                                                          -----------------    --------------------

       Total Liabilities                                         5,984,127               3,753,747
                                                          -----------------    --------------------
COMMITMENTS AND CONTINGENCIES (Note 6)

STOCKHOLDERS' EQUITY (DEFICIT)

  Preferred stock; 10,000,000 shares authorized of
    $0.001 par value, zero issued and outstanding                       --                      --
  Common stock; 50,000,000 shares authorized of
    $0.001 par value, 29,411,479 and 26,374,022
    shares issued and outstanding                                   29,412                  26,374
  Additional paid-in capital                                     8,279,483               7,092,848
  Common stock subscription receivable                           (285,000)                (30,000)
  Accumulated deficit                                          (8,144,191)             (5,563,135)
                                                          -----------------    --------------------

       Total Stockholders' Equity (Deficit)                      (120,296)               1,526,087
                                                          -----------------    --------------------

       TOTAL LIABILITIES AND STOCKHOLDERS'
       EQUITY (DEFICIT)
                                                               $ 5,863,831             $ 5,279,834
                                                          =================    ====================



                  See Accountants' Review Report and the accompanying notes to the reviewed financial statements.


                          AVID SPORTSWEAR & GOLF CORP.
                      Consolidated Statements of Operations

                                                 For the Three Months Ended
                                                         March 31,
                                             -----------------------------------
                                                  2000               1999
                                             -----------------  ----------------
SALES, NET                                    $    1,029,308     $      397,043

COST OF GOODS SOLD                                   774,293            124,339
                                             -----------------  ----------------
     Gross Margin                                    255,015            272,704
                                             -----------------  ----------------
OPERATING EXPENSES

     Selling expenses                                611,484            112,712
     Depreciation and amortization expense            95,596             33,170
     General and administrative expenses           1,883,627          1,611,817
                                             -----------------  ----------------
         Total Operating Expenses                  2,590,707          1,757,699
                                             -----------------  ----------------
         Loss from Operations                     (2,335,692)        (1,484,995)
                                             -----------------  ----------------
OTHER INCOME (EXPENSE)

     Interest income                                     188             2,941
     Interest expense                              (250,971)           (46,394)
     Bad debt expense                                     --              (595)
     Gain on sale of asset                             5,419                 --
                                             -----------------  ----------------
         Total Other Income (Expense)              (245,364)           (44,048)
                                             -----------------  ----------------
INCOME TAX BENEFIT                                        --                --
                                             -----------------  ----------------
NET LOSS                                      $  (2,581,056)     $  (1,529,043)
                                             =================  ================

BASIC LOSS PER SHARE (Note 1)                 $       (0.09)     $       (0.08)
                                             =================  ================


        See Accountants' Review Report and the accompanying notes to the reviewed financial statements.



                                                 AVID SPORTSWEAR & GOLF CORP.
                                  Consolidated Statements of Stockholders' Equity (Deficit)



                                                     Common Stock            Additional
                                                -------------------------      Paid-in        Subscriptions      Accumulated
                                                 Shares         Amount         Capital          Receivable         Deficit
                                                -----------   -----------    ------------     -------------     -------------
Balance, December 31, 1997                      3,000,000        $  3,000        $  7,000        $     --      $   (5,609)

February 1998, common stock issued for
   assets at $0.08333 per share
                                                  300,000             300          24,700              --               --

February 1998, common stock issued for
   cash at $0.08333 per share
                                                3,000,000           3,000         247,000              --               --

June 1998, common stock issued for cash -
   related party at $0.05 per share
                                                6,000,000           6,000         294,000              --               --

August 1998, common stock issued to
   related parties for subscriptions and
   cash at $0.15 per share                      1,100,000           1,100         163,900        (15,000)               --

August 1998, common stock issued for cash
   and subscriptions at $0.15 per share           800,000             800         119,200        (45,000)               --

December 1998, common stock issued for
   cash at $0.25 per share                        412,000             412         102,588              --               --

Stock offering costs                                   --              --        (65,195)              --               --

Net loss for the year ended December 31,
   1998                                                --              --              --              --        (521,548)
                                               ------------   -----------     -----------     -------------    ------------
Balance, December 31, 1998                       14,612,000     $  14,612       $ 893,193        $ (60,000)    $ (527,157)
                                               ------------   -----------     -----------     -------------    ------------



                               See Accountants' Review Report and the accompanying notes to the reviewed financial statements.




                                                 AVID SPORTSWEAR & GOLF CORP.
                            Consolidated Statements of Stockholders' Equity (Deficit) (Continued)

                                                      Common Stock            Additional
                                                -------------------------      Paid-in        Subscriptions       Accumulated
                                                 Shares         Amount         Capital          Receivable          Deficit
                                                -----------   -----------    ------------     -------------      -------------
Balance, December 31, 1998                      14,612,000    $  14,612      $ 893,193        $ (60,000)         $ (527,157)

January 5, 1999, common stock issued for
  cash, services and debt, valued at
  $0.75 per share                                  590,000          590        441,910                --                  --

January 5, 1999, common stock issued for
  cash and debt, valued at $0.75 per
  share                                            866,670          867        649,133                --                  --

January 8, 1999, common stock issued for
  cash at $0.75 per share
                                                   210,668          211        157,789                --                  --

January 8, 1999, warrants issued below
  market value                                          --           --         53,235                --                  --

January 11, 1999, common stock issued for
  cash and services, valued at $0.75 per
  share                                            560,000          560        419,440                --                  --

January 11, 1999, common stock issued for
  media services valued at $0.75 per
  share                                            800,000          800        599,200                --                  --

January 20, 1999, common stock issued for
  cash and services valued at $0.75 per
  share                                            160,000          160        119,840                --                  --

January 27,  1999,  common stock issued
  to purchase  Avid  Sportswear  valued at
  $0.75 per share                                1,100,000        1,100        823,900                --                  --

February 4, 1999, common stock issued
  for cash at $0.75 per share                      372,002          372        278,630                --                  --
                                               -----------    ---------     ----------          ----------        ----------

Balance Forward                                 19,271,340    $  19,272     $4,436,270          $ (60,000)        $(527,157)
                                               ===========    =========     ==========          ==========        ==========


                               See Accountants' Review Report and the accompanying notes to the reviewed financial statements.


                                                 AVID SPORTSWEAR & GOLF CORP.
                            Consolidated Statements of Stockholders' Equity (Deficit) (Continued)

                                                      Common Stock            Additional
                                                -------------------------      Paid-in        Subscriptions       Accumulated
                                                 Shares         Amount         Capital          Receivable          Deficit
                                                -----------   -----------    -----------      -------------      -------------


Balance Forward                                 19,271,340    $  19,272      $ 4,436,270      $ (60,000)         $ (527,157)

March 11, 1999, common stock issued for
   cash and services valued at $0.75 per
   share                                         1,220,000        1,220          913,780              --                  --

March 11, 1999, common stock issued for
   cash at $0.75 per share
                                                    83,334           83           62,417              --                  --

March 11, 1999, common stock issued for
   cash at $0.75 per share                          18,334           18           13,732              --                  --

May 28, 1999, common stock issued for
   cash at $0.75 per share                         101,100          101           75,724              --                  --

September 20, 1999, common stock issued
   for cash and services valued at $0.75
   per share                                        50,000           50           37,450              --                  --

December 28, 1999, common stock issued
   for conversion of debt to equity at
   $0.22 per share                               5,344,200        5,344        1,170,380              --                  --

Conversion of debt below market value                   --           --          293,381              --                  --

December 31, 1999, common stock issued
   for cash at $0.35 per share                     285,714          286           99,714              --                  --

Stock offering costs                                    --           --         (10,000)              --                  --

Receipt of stock subscription                           --           --               --          30,000                  --

Net loss for the year ended
   December 31, 1999                                    --           --               --              --         (5,035,978)
                                               -----------    ---------      -----------      ----------        ------------
Balance, December 31, 1999                      26,374,022    $  26,374      $ 7,092,848      $ (30,000)        $(5,563,135)
                                               ===========    =========      ===========      ==========        ============



                               See Accountants' Review Report and the accompanying notes to the reviewed financial statements.



                                           AVID SPORTSWEAR & GOLF CORP.
                             Consolidated Statements of Stockholders' Equity (Deficit) (Continued)

                                                      Common Stock            Additional
                                                -------------------------      Paid-in        Subscriptions       Accumulated
                                                  Shares         Amount         Capital          Receivable          Deficit
                                                -----------   -----------    -----------      -------------      -------------

Balance, December 31, 1999                      26,374,022    $  26,374      $ 7,092,848      $ (30,000)         $ (5,563,135)

January 17, 2000, common stock issued
   for services at $0.30 per share               1,200,000        1,200          358,800       (270,000)                    --

January 17, 2000, options granted below
   market value                                         --           --           75,000              --                    --

January 25, 2000, common stock issued
   for conversion of debt to equity at
   $0.375 per share                              1,241,874        1,242          464,461              --                    --

February 1, 2000, common stock issued
   for conversion of debt to equity at
   $0.437 per share                                695,583          696          303,274              --                    --

March 6, 2000, canceled 100,000 shares
   common stock, issued in February 1998,
   at $0.15 per share and canceled
   subscription receivable in the amount
   of $15,000                                    (100,000)        (100)         (14,900)          15,000                    --

Net loss  for the  three  months  ended
   March 31, 2000                                       --           --               --              --           (2,581,056)
                                              ------------   ----------      -----------     -----------          ------------
Balance, March 31, 2000                         29,411,479    $  29,412      $ 8,279,483     $ (285,000)          $(8,144,191)
                                              ============   ==========      ===========     ===========          ============


        See Accountants' Review Report and the accompanying notes to the reviewed financial statements.

                          AVID SPORTSWEAR & GOLF CORP.
                      Consolidated Statements of Cash Flows

                                                                 For the Three Months Ended
                                                                         March 31,
                                                                 ----------------------------
                                                                     2000            1999
                                                                 -------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES

  Net (loss)                                                     $(2,581,056)    $(1,529,043)
  Adjustments to reconcile net (loss) to net cash used
    in operating activities:
     Depreciation and amortization                                     95,596          40,196
     Common stock issued for services                                 327,613       1,075,000
  Changes in operating assets and liabilities:
     (Increase) in accounts receivable                              (209,123)        (49,559)
     Increase for prepaid insurance                                     5,000           3,169
     (Increase) decrease in inventory                                 397,294        (80,000)
     Increase (decrease) in accounts payable                        (324,356)         223,761
     Increase (decrease) in accrued expenses                          243,513         (4,282)
                                                                 ------------    ------------
       Net Cash Used in Operating Activities                      (2,045,519)       (320,758)
                                                                 ------------    ------------
  CASH FLOWS FROM INVESTING ACTIVITIES

     Purchases of property and equipment                            (457,179)         (5,847)
                                                                 ------------    ------------
       Net Cash Used in Investing Activities                        (457,179)         (5,847)
                                                                 ------------    ------------
  CASH FLOWS FROM FINANCING ACTIVITIES

     Cash purchased with Avid Sportswear, Inc.                             --          40,282
     Payment to Avid shareholders                                          --       (725,000)
     Proceeds from notes payable                                           --         973,450
     Payments on notes payable                                       (35,416)     (1,852,561)
     Proceeds from related party notes payable                      1,182,024              --
     Issuance of common stock for cash                                     --       1,464,708
     Receipt of related party receivable                                   --         352,300
     Proceeds from subscribed stock                                 1,773,675              --
                                                                 ------------    ------------

       Net Cash Provided by Financing Activities                    2,920,283         253,179
                                                                 ------------    ------------
  NET INCREASE (DECREASE) IN CASH                                     417,585        (73,426)

  CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                    237,407         154,237
                                                                 ------------    ------------
  CASH AND CASH EQUIVALENTS AT END OF PERIOD                       $  654,992       $  80,811
                                                                 ============    ============


        See Accountants' Review Report and the accompanying notes to the reviewed financial statements.

                          AVID SPORTSWEAR & GOLF CORP.
                Consolidated Statements of Cash Flows (Continued)

                                                      For the Three Months Ended
                                                              March 31,
                                                    ----------------------------
                                                        2000            1999
                                                    -------------   ------------
CASH PAID FOR:

  Interest                                          $  90,783       $  36,592
  Income tax                                        $      --       $      --

SCHEDULE OF NON-CASH FINANCING ACTIVITIES

  Issuance of common stock for subsidiary           $       --      $  275,000
  Issuance of common stock for debt                 $  615,738      $       --
  Issuance of common stock for services             $   90,000      $       --
  Conversion of debt below market value             $  237,613      $       --




        See Accountants' Review Report and the accompanying notes to the reviewed financial statements.

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                      March 31, 2000 and December 31, 1999

NOTE 1 -      NATURE OF ORGANIZATION

               This summary of significant accounting policies of Avid Sportswear & Golf Corp. (formerly Golf Innovations Corp.) is presented to assist in understanding the Company's consolidated financial statements. The consolidated financial statements and notes are representations of the Company's management which is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the consolidated financial statements.

               a.  Organization and Business Activities

               Avid Sportswear & Golf Corp. was incorporated under the laws of the State of Nevada on September 19, 1997 as Golf Innovations Corp. On April 19, 1999, the board of directors voted to change the name of the Company to Avid Sportswear & Golf Corp. to better reflect the business of the Company. Additionally, the board of directors voted to change the authorized capitalization to 50,000,000 shares of common stock with a par value of $0.001 and 10,000,000 shares of preferred stock with a par value of $0.001. On July 13, 1998, the board of directors authorized a 3-for-1 forward stock split. All references to common stock have been retroactively restated. The rights and preferences of the preferred stock are to be set at a later date. The Company is engaged in the business of producing and selling golf wear related products.

               b.  Depreciation

               Depreciation is provided using the straight-line method over the assets' estimated useful lives as follows:

                               Machinery and equipment              5-10 years
                               Furniture and fixtures                3-5 years
                               Show booths                             5 years
                               Leasehold improvements                  5 years

               c.  Accounting Method

               The Company's consolidated financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year end.

               d.  Cash and Cash Equivalents

               For the purpose of the statement of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

               e.  Estimates

               The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                      March 31, 2000 and December 31, 1999

NOTE 1 -       NATURE OF ORGANIZATION (Continued)

               f.  Basic Loss Per Share

               The computation of basic loss per share of common stock is based on the weighted average number of shares outstanding during the period of the financial statements as follows:

                                                              For the
                                                         Three Months Ended
                                                              March 31,
                                                    ----------------------------
                                                        2000            1999
                                                    -------------   ------------

               Numerator (net loss)                 $ (2,581,056)  $ (1,529,043)
               Denominator (weighted                   28,674,056     19,695,388
                 average number of shares           -------------  -------------
                 outstanding
               Loss per share                       $     (0.09)    $     (0.08)
                                                    ============    ============

               Fully diluted loss per share is not presented as any common stock equivalents are antidilutive in nature.


               g.  Income Taxes

               No  provision  for  income  taxes has been  accrued  because  the
               Company has net operating losses from inception. The net operating loss carryforwards of approximately $8,000,000 at March 31, 2000 which expire in 2020. No tax benefit has been reported in the financial statements because the Company is uncertain if the carryforwards will expire unused. Accordingly, the potential tax benefits are offset by a valuation account of the same amount.

               h.  Uninsured Corporate Cash Balances

               The Company maintains its corporate cash balances at two banks. Corporate cash accounts at banks are insured by the FDIC for up to $100,000. Amounts in excess of insured limits were approximately $400,000 at March 31, 2000.

               i.  Goodwill

               Goodwill generated from the purchase of Avid Sportswear, Inc. is amortized over a ten-year life using the straight-line method. The Company will evaluate the recoverability of the goodwill annually. Any impairment of goodwill will be realized in the period it is recognized per the requirements of SFAS No. 121.

               j.  Allowance for Doubtful Accounts

               The Company's accounts receivable are shown net of an allowance for doubtful accounts of $177,202 and $184,912 at March 31, 2000 and December 31, 1999, respectively.

               k.  Reclassification

               Certain March 31, 2000 balances have been reclassified to conform with the March 31, 1999 financial statement presentation.

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                      March 31, 2000 and December 31, 1999

NOTE 1 -       NATURE OF ORGANIZATION (Continued)

               l. Advertising Expense

               The Company expenses advertising costs as incurred.

               m. Principles of Consolidation

               The consolidated financial statements presented include the accounts of Avid Sportswear & Golf Corp. and Avid Sportswear, Inc. All significant intercompany accounts have been eliminated.

               n. Revenue Recognition

               The Company's revenue is created primarily from the sale of men's golf apparel. Revenue is recognized when the product is shipped to and accepted by the customer.

               o. Subscribed Stock

               Subscribed stock represents cash received from shareholders for the Company's common shares for which the shares to be issued have not been issued. The balance of $1,773,675 will be converted into 5,067,612 shares of common stock at $0.35 per share.

NOTE 2 -       INVENTORY

               Inventories for March 31, 2000 consisted of the following:

                                                                   March 31,
                                                                      2000
                                                              ------------------

                 Finished goods                                 $     1,464,691
                 Raw materials and supplies                              21,405

                   Total                                        $     1,486,096
                                                              ==================

               Inventories for raw materials, finished goods and work-in-process are stated at the lower of cost or market.

NOTE 3 -       EQUITY TRANSACTIONS

               The following are the equity transactions for quarter ended March 31, 2000:

               On January 17, 2000, the Company issued 1,200,000 shares of common stock for services to be rendered in 2000 at $0.30 per share.

               On January 17, 2000, the Company granted options to purchase 1,000,000 shares of common stock at $0.30 per share. The Company recorded additional expense of $75,000 to reflect the discount.

               On January 25, 2000, the Company issued 1,241,874 shares of common stock for conversion of debt to equity at $0.375 per share. The Company recorded additional interest expense of $93,141 to reflect the discount on conversion.

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                      March 31, 2000 and December 31, 1999

NOTE 3 -       EQUITY TRANSACTIONS (Continued)

               On February 1, 2000, the Company issued 695,583 shares of common stock for conversion of debt to equity at $0.437 per share. The Company recorded additional interest expense of $67,472 to reflect the discount on conversion.

               On March 6, 2000, the Company canceled 100,000 shares of common stock issued in February 1998, at $0.15 per share and canceled the subscription receivable in the amount of $15,000.

               On March 6, 2000, the Company authorized issuance of 7,124,858 shares for a total price of $2,500,000 or $0.35 per share.

NOTE 4 -       NOTES PAYABLE - RELATED PARTIES

                Note payable - related  party  consisted
                 of the  following at March 31, 2000:

                 Note payable to Director dated
                   December 9, 1999, bearing interest
                   at 10%, unsecured and due on demand.            $     300,000

                 Notes payable to officers and directors,
                   bearing interest at 10%, unsecured and
                   due on demand.                                        572,964
                                                                  --------------
                       Total Notes Payable - Related Parties       $     872,964
                                                                  ==============

NOTE 5 -       NOTES PAYABLE

                Notes payable consisted of the following
                  at March 31, 2000:

                Note payable to bank bearing interest at
                  9.25%, requiring monthly interest
                  payments of $7,708 with the principal due
                  on November 17, 2000, secured by assets
                  of the Company, personal guarantees of
                  certain officers and certificates of
                  deposits of the officers at the bank.            $   1,000,000

                Note payable to the bank bearing interest
                  at 8.25%, requiring monthly interest
                  payments of $1,106 with the principal due
                  on June 14, 2000, secured by assets of
                  the Company, personal guarantees of
                  certain officers and certificates of
                  deposits of the officers at the bank.                  125,108

                Note payable to individual dated December
                  24, 1999, bearing interest at 12%,
                  principal and interest due by January 31,
                  2000, secured by personal guarantees of
                  certain officers.                                      200,000

                Note payable to shareholder dated January
                  29, 1999, bearing interest at 8.50%,
                  secured by personal guarantee of chief
                  executive officer, due on demand.                      375,000
                                                                  --------------

           Total notes payable                                         1,700,108

           Less: amounts due by December 31, 2000                    (1,700,108)

           Total long-term debt                                   $           --
                                                                 ===============

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                      March 31, 2000 and December 31, 1999


NOTE 6 -       COMMITMENTS AND CONTINGENCIES


               a.  Office Lease

               The Company leases its office and warehouse space under a non-cancelable operating lease which expires on March 31, 2004. The monthly rent amount is $10,113. Rent expense for the three months ended March 31, 2000 was $30,339.

               Future payments required under the lease terms are as follows:

                                     For the
                                   Years Ended
                                  December 31,
                                  ------------

                                      2000                 $  91,026
                                      2001                   121,368
                                      2002                   121,368
                                      2003                   121,368
                                      2004                    30,342
                                                           ---------

                                                           $ 485,472
                                                           =========

               b.  Royalty Agreement

               BRITISH OPEN COLLECTION. On December 8, 1998, the Company obtained the sole and exclusive right and license to use certain trademarks associated with the British Open Golf Championship. The licensor is The Championship Committee Merchandising Limited, which is the exclusive licensor of certain trademarks from The Royal & Ancient Golf Club of St. Andrews, Scotland. This license is for the United States and its territories and has a seven year term. Under this license, the Company may manufacture, advertise, distribute and sell products bearing the licensed trademarks to specialty stores and the menswear departments of department stores. The Company is not permitted to sell these products to discount stores or mass-market retail chains. In return for this license, the Company must pay the licensor, on a quarterly basis, a royalty equal to five percent of net wholesale sales of products bearing these trademarks, subject to a guaranteed minimum royalty. Net wholesale sales means the invoiced wholesale billing price, less shipping, discounts actually given, duties, insurance, sales taxes, value-added taxes and credits allowed for returns or defective merchandise. The Company has accrued a payable of $131,250 as of March 31, 2000 as a minimum guaranteed royalty. This amount is included in the accrued expenses.

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                      March 31, 2000 and December 31, 1999

NOTE 6 -       COMMITMENTS AND CONTINGENCIES (Continued)

               b.  Royalty Agreement (Continued)

                                                                Minimum
                                   Contract Year                Royalty
                                   -------------                -------

                                         1                    $  100,000
                                         2                    $  125,000
                                         3                    $  150,000
                                         4                    $  175,000
                                         5                    $  200,000
                                         6                    $  200,000
                                         7                    $  200,000

               c.  Royalty Agreement

               DOCKERS GOLF. On May 10, 1999, our wholly-owned subsidiary obtained the exclusive, non-assignable right to use the "Dockers Golf" trademark solely in connection with the manufacturing, advertising, distribution and sale of products to approved retailers. The licensor is Levi Strauss & Co. This license is for the United States, its territories and Bermuda. The license has an initial term expiring on December 31, 2003 and will renew for an additional three year term expiring December 31, 2006 if: (i) net sales of the licensed products for calendar year 2002 are at least $17.0 million and (ii) our wholly-owned subsidiary has not violated any material provisions of the license. Thereafter, the licensor will negotiate in good faith for up to two additional three year terms if: (i) the license is renewed for the initial renewal period, (ii) our wholly-owned subsidiary's net sales for each year in the initial renewal period have exceeded its projected sales for each such year and (iii) our wholly-owned subsidiary has not violated any material provisions of the license. Subject to a guaranteed minimum royalty, our wholly-owned subsidiary must pay the licensor a royalty of six percent of net sales of first quality products and four percent of net sales of second quality products and close-out or end-of season products. If second quality products and close-out or end-of-season products account for more than ten percent of total licensed product sales, then the royalty on such products will be six percent instead of four percent. The guaranteed minimum royalty is as follows: The minimum guaranteed royalties will begin in 2000 when the Company begins marketing the product.

                                                                 Minimum
                                   Contract Year                 Royalty
                                   -------------                 -------

                                         1                     $  250,000
                                         2                     $  540,000
                                         3                     $  765,000
                                         4                     $  990,000

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                      March 31, 2000 and December 31, 1999

NOTE 6 -       COMMITMENTS AND CONTINGENCIES (Continued)

               c.  Royalty Agreement (Continued)

               The guaranteed minimum royalty in the initial renewal period, if any, will be equal to seventy-five percent of our wholly-owned subsidiary's projected earned royalty derived from the sales plan provided for each annual period contained in the initial renewal period. The guaranteed minimum royalty is payable quarterly, except for the first year in which it is payable as follows:
               $25,000 on March 31, 2000, $50,000 on June 30, 2000, and $100,000
               on December 31, 2000.

               Our wholly-owned subsidiary is required to spend at least three percent of its projected sales of licensed products for each year on advertising for this brand. Between June 1, 1999 and December 31, 1999, it was required to spend at least $240,000 on initial product launch advertising. The license requires our wholly-owned subsidiary to produce two collections per year for the spring/summer and winter/fall seasons, in at least 52 styles, of which 40 must be tops and 12 bottoms. The licensor has the right to approve or disapprove in advance of sale the trademark use, styles, designs, dimensions, details, colors, materials, workmanship, quality or otherwise, and packaging. The licensor also has the right to approve or disapprove any and all endorsements, trademarks, trade names, designs and logos used in connection with the license. Samples of the licensed products must be submitted to the licensor for examination and approval or disapproval prior to sale.

               d.  Employment Agreements

               The Company's wholly-owned subsidiary has entered into a three year employment agreement with Barnum Mow, commencing September 17, 1999. Upon the expiration of the initial term, the agreement will automatically renew for one year terms unless either party elects not to renew the agreement by providing written notice to the other party at least four months' prior to the expiration of any term. Mr. Mow is employed as the Chief Executive Officer and President of Avid Sportswear, Inc. His base salary is $300,000 per year, subject to increases as determined by the employer. In addition to his salary, Mr. Mow also received a bonus of $25,000 in 1999. His bonus will be the same for each year during the term unless the employer establishes a formal bonus plan. The employer will reimburse Mr. Mow for all reasonable expenses incurred in connection with the performance of his duties.

               The Company's wholly-owned subsidiary has also entered into a five year employment agreement with David Roderick, effective January 1, 1999. From January 1999 until September 1999, Mr. Roderick was employed as the President of Avid Sportswear, Inc. In September 1999, Mr. Roderick became the Vice President of Production and Sales. His base salary is $150,000, subject to increases as determined by the employer. In addition, Mr. Roderick will be eligible for bonuses at the discretion of the Board of Directors. The employer will reimburse Mr. Roderick for all reasonable expenses incurred in connection with the performance of his duties.

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                      March 31, 2000 and December 31, 1999

NOTE 7 -       CONCENTRATIONS OF RISK

               a.  Cash

               The Company maintains cash accounts at financial institutions located in Sarasota, Florida and Carson, California. The accounts are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company's balances occasionally exceed that amount.

               b.  Accounts Receivable

               The  Company   provides  for  accounts   receivable  as  part  of
               operations. Management does not believe that the Company is subject to credit risks outside the normal course of business.

               c.  Accounts Payable

               The Company has one vendor which accounts for 40% of the total accounts payable.

NOTE 8 -       CUSTOMERS AND EXPORT SALES

               During 1999, the Company operated one industry segment which was the manufacturing and marketing of sports apparel.

               The Company's financial instruments subject to credit risk are primarily trade accounts receivable from its customers.

                                                                For the
                                                          Three Months Ended
                                                               March 31,
                                                 --------------------------------------
                                                       2000                1999
                                                 ------------------ -------------------

                  Foreign sales                    $          --        $          --
                  Domestic sales                       1,029,308              397,043
                                                 -----------------   ------------------
                                                   $   1,029,308        $     397,043
                                                 =================   ==================

NOTE 9 -       OPTIONS AND WARRANTS

               The Company had the following options and warrants outstanding at March 31, 2000:

                       Number             Date Granted          Exercise Price          Exercise Date
                       ------             ------------          --------------          -------------

                         39,000           Jan. 8, 1999                 $0.01             Jan. 8, 2004
                      1,000,000          Jan. 17, 2000                 $0.30            Jan. 16, 2005
                        867,477          Jan. 25, 2000                $0.375            Jan. 24, 2005
                        100,000           Feb. 1, 2000                 $0.50             Aug. 1, 2003
                        285,714          Dec. 31, 1999                 $1.50            Nov. 30, 2004

               The Company recognized an expense of $53,235 on January 8, 1999.

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                      March 31, 2000 and December 31, 1999

NOTE 10 -      RELATED PARTY TRANSACTIONS

               During the three months ended March 31, 2000, officers and directors of the Company advanced an additional $513,175 to the Company. The total amount owed by the Company to officers and directors of the Company as of March 31, 2000 was $813,175 (Note
               4).

               Certain officers and directors have pledged certificate of deposits as additional collateral for the notes payable to the bank. Additionally, these officers and directors have personally guaranteed the notes payable to the banks, as well as the office lease agreement in Carson, California.

NOTE 11 -      GOING CONCERN

               The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the relation of assets and liquidation of liabilities in the normal course of business. At March 31, 2000, Company has current liabilities in excess of current assets of $3,243,323 and has generated significant losses for the three months ended March 31, 2000 and 1999 and for the years ended December 31, 1999 and 1998. For the year ended December 31, 2000, the Company anticipates that it will need $2,000,000 to
               $4,000,000 of cash above the cash generated by operations in order to meet operating requirements. Management anticipates that the necessary cash will be provided from existing shareholders and from the sales of additional shares through private placements.

                          AVID SPORTSWEAR & GOLF CORP.

                        (FORMERLY GOLF INNOVATIONS CORP.)

                        CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1999 AND 1998

                                 C O N T E N T S

Independent Auditors' Report.................................................F-3

Consolidated Balance Sheet...................................................F-4

Consolidated Statements of Operations........................................F-6

Consolidated Statements of Stockholders' Equity..............................F-7

Consolidated Statements of Cash Flows.......................................F-10

Notes to the Consolidated Financial Statements..............................F-12

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
Avid Sportswear & Golf Corp.
(Formerly Golf Innovations Corp.)
Carson, California

We have audited the accompanying consolidated balance sheet of Avid Sportswear & Golf Corp. (formerly Golf Innovations Corp.) as of December 31, 1999 and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 1999 and 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Avid Sportswear & Golf Corp. (formerly Golf Innovations Corp.) as of December 31, 1999 and the results of their operations and their cash flows for the years ended December 31, 1999 and 1998 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 13 to the financial statements, the Company has current liabilities in excess of current assets of $1,295,146 and has generated significant losses for the years ended December 31, 1999 and 1998. These items raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 13. The financial statements do not include any adjustments that might result from the outcome of the uncertainty.

/s/ Jones, Jensen & Company

Jones, Jensen & Company
Salt Lake City, Utah
February 26, 2000

                          AVID SPORTSWEAR & GOLF CORP.

                        (Formerly Golf Innovations Corp.)

                           Consolidated Balance Sheet

                                     ASSETS

                                                                 December 31,
                                                                    1999
                                                                    ----

CURRENT ASSETS

   Cash                                                          $    237,407
   Accounts receivable, net (Note 1)                                  315,804
   Inventory (Note 2)                                               1,885,390
   Prepaid expenses                                                    20,000
                                                                 ------------

     Total Current Assets                                           2,458,601
                                                                 ------------

EQUIPMENT

   Machinery and equipment                                            378,531
   Furniture and fixtures                                             253,644
   Show booths                                                        298,479
   Leasehold improvements                                              29,398
   Less:  accumulated depreciation                                   (502,938)
                                                                 ------------

     Total Equipment                                                  457,114
                                                                 ------------

OTHER ASSETS

   Goodwill, net (Note 6)                                           2,346,103
   Deposits                                                            15,114
   Trademarks                                                           2,902
                                                                 ------------

     Total Other Assets                                             2,364,119
                                                                 ------------

     TOTAL ASSETS                                                $  5,279,834
                                                                 ============



The accompanying notes are an integral part of these consolidated financial statements

                          AVID SPORTSWEAR & GOLF CORP.

                        (Formerly Golf Innovations Corp.)

                     Consolidated Balance Sheet (Continued)

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                 December 31,
                                                                    1999
                                                                    ----

CURRENT LIABILITIES

   Accounts payable                                              $  1,504,858
   Accrued expenses                                                   200,865
   Notes payable - related party (Note 4)                             300,000
   Notes payable (Note 5)                                           1,735,524
   Subscribed stock                                                    12,500
                                                                 ------------

     Total Current Liabilities                                      3,753,747
                                                                 ------------

     Total Liabilities                                              3,753,747
                                                                 ------------

COMMITMENTS AND CONTINGENCIES (Note 7)

STOCKHOLDERS' EQUITY

   Preferred stock; 10,000,000 shares authorized of $0.001 par value;
      zero shares issued and outstanding,                                 --
   Common stock; 50,000,000 shares authorized of $0.001 par value,
      26,374,022 shares issued and outstanding                         26,374
   Additional paid-in capital                                       7,092,848
   Common stock subscription receivable                               (30,000)
   Accumulated deficit                                             (5,563,135)
                                                                 ------------

     Total Stockholders' Equity                                     1,526,087
                                                                 ------------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                  $  5,279,834
                                                                 ============

The accompanying notes are an integral part of these consolidated financial statements

                          AVID SPORTSWEAR & GOLF CORP.

                        (Formerly Golf Innovations Corp.)

                      Consolidated Statements of Operations

                                                       For the Years Ended
                                                  ------------------------------
                                                           December 31,
                                                       1999          1998
                                                       ----          ----

SALES, NET                                        $    2,360,596   $         --

COST OF GOODS SOLD                                     1,959,997             --
                                                   -------------      ---------
   Gross Margin                                          400,599             --
                                                   -------------      ---------
OPERATING EXPENSES

   Selling expenses                                      837,574             --
   Depreciation and amortization expense                 369,072            114
   General and administrative expenses                 3,815,327        465,952
                                                   -------------      ---------
      Total Operating Expenses                         5,021,973        466,066
                                                   -------------      ---------
      (Loss) from Operations                          (4,621,374)      (466,066)
                                                   -------------      ---------

OTHER INCOME (EXPENSE)

   Interest income                                            --             45
   Interest expense                                    (438,269)           (527)
   Bad debt expense                                     (57,039)             --
   Recovery of bad debts                                  80,704             --
   Loss on valuation of asset (Note 10)                       --        (55,000)
                                                   -------------      ---------
      Total Other Income (Expense)                      (414,604)       (55,482)
                                                   -------------      ---------
INCOME TAX BENEFIT                                            --             --
                                                   -------------      ---------
NET LOSS                                           $  (5,035,978)  $   (521,548)
                                                   =============      =========
BASIC LOSS PER SHARE  (Note 1)                     $       (0.25)  $      (0.04)
                                                   =============      =========


The accompanying notes are an integral part of these consolidated financial statements

                                               AVID SPORTSWEAR & GOLF CORP.
                                             (Formerly Golf Innovations Corp.)

                                      Consolidated Statements of Stockholders' Equity

                                                                         Additional
                                                Common Stock              Paid-in       Subscriptions    Accumulated
                                            Shares          Amount        Capital         Receivable       Deficit
                                            ------          ------        -------         ----------       -------

Balance, December 31, 1997                 3,000,000         $  3,000        $ 7,000         $     --       $  (5,609)

February 1998, common stock issued
for assets at $0.08333 per share
                                             300,000              300         24,700               --               --

February 1998, common stock issued
for cash at $0.08333 per share
                                           3,000,000            3,000        247,000               --               --

June 1998, common stock issued to a
related party for cash and services
at $0.05 per share
                                           6,000,000            6,000        294,000               --               --


August 1998, common stock issued to
related parties for subscriptions
and cash at $0.15 per share
                                           1,100,000            1,100        163,900         (15,000)               --

August 1998, common stock issued for
cash and subscriptions at $0.15 per
share
                                             800,000              800        119,200         (45,000)               --


December 1998, common stock issued
for cash at $0.25 per share
                                             412,000              412        102,588               --               --

Stock offering costs                              --               --       (65,195)               --               --

Net loss for the year ended December
31, 1998                                          --               --             --               --        (521,548)
                                          ----------        ---------       --------       ----------      -----------
Balance, December 31, 1998                14,612,000        $  14,612       $893,193       $ (60,000)      $ (527,157)
                                          ----------        ---------       --------       ----------      -----------



The accompanying notes are an integral part of these consolidated financial statements


                                               AVID SPORTSWEAR & GOLF CORP.
                                             (Formerly Golf Innovations Corp.)
                                Consolidated Statements of Stockholders' Equity (Continued)



                                                                         Additional
                                                Common Stock               Paid-in        Subscriptions    Accumulated
                                            Shares          Amount         Capital         Receivable        Deficit
                                            ------          ------         -------         ----------        -------

Balance Forward                           14,612,000        $  14,612       $ 893,193        $  (60,000)      $ (527,157)

January 5, 1999, common stock issued
for cash, services and debt, valued
at $0.75 per share (Note 3)                  590,000              590         441,910                --               --

January 5, 1999, common stock issued
for cash and debt, valued at $0.75
per share (Note 3)                           866,670              867         649,133                --               --

January 8, 1999, common stock issued
for cash at $0.75 per share (Note 3)
                                             210,668              211         157,789                --               --

January 8, 1999, warrants issued
below market value (Note 3)
                                                  --               --          53,235                --               --

January 11, 1999, common stock issued
for cash and services, valued at $0.75
per share (Note 3)                           560,000              560         419,440                --               --

January 11, 1999, common stock issued
for media services valued at $0.75 per
share (Note 3)                               800,000              800         599,200                --               --

January 20, 1999, common stock issued
for cash and services valued at $0.75
per share (Note 3)                           160,000              160         119,840                --               --

January 27, 1999, common stock issued
to purchase Avid Sportswear valued at
$0.75 per share (Note 3)                   1,100,000            1,100         823,900                --               --

February  4,  1999,   common   stock
issued  for cash at $0.75  per share
(Note 3)                                     372,002              372         278,630                --               --

Balance Forward                           19,271,340        $  19,272      $4,436,270        $ (60,000)       $(527,157)
                                          ----------        ---------      ----------        ----------       ----------


The accompanying notes are an integral part of these consolidated financial statements

                                               AVID SPORTSWEAR & GOLF CORP.
                                             (Formerly Golf Innovations Corp.)
                                Consolidated Statements of Stockholders' Equity (Continued)



                                                                         Additional
                                                 Common Stock              Paid-in       Subscriptions    Accumulated
                                            Shares          Amount         Capital         Receivable        Deficit
                                            ------          ------         -------         ----------        -------

Balance, December 31, 1998                19,271,340        $  19,272     $ 4,436,270       $  (60,000)       $ (527,157)

March 11, 1999, common stock issued
for cash and services valued at $0.75
per share (Note 3)                         1,220,000            1,220         913,780               --                --

March 11, 1999, common stock issued
for cash at $0.75 per share (Note 3)
                                              83,334               83          62,417               --                --

March 11, 1999, common stock issued
for cash at $0.75 per share (Note 3)
                                              18,334               18          13,732               --                --

May 28, 1999, common stock issued for
cash at $0.75 per share (Note 3)
                                             101,100              101          75,724               --                --

September 20, 1999, common stock issued
for cash and services, valued at $0.75
per share (Note 3)                            50,000               50          37,450               --                --

December 28, 1999, common stock issued
for conversion of debt to equity at $0.22
per share (Note 3)                         5,344,200            5,344       1,170,380               --                --

Conversion of debt below market value             --               --         293,381               --                --

December 31, 1999, common stock
issued for cash at $0.35 per share
(Note 3)                                     285,714              286          99,714               --                --

Stock offering costs                              --               --         (10,000)              --                --

Receipt of stock subscription                     --               --              --          30,000                 --

Net   loss   for  the   year   ended
December 31,1999                                  --               --              --               --       (5,035,978)
                                          ----------        -  ------     -----------       ----------      ------------
Balance, December 31, 1999                26,374,022        $  26,374     $ 7,092,848       $ (30,000)      $(5,563,135)
                                          ==========        =========     ===========       ==========      ============


The accompanying notes are an integral part of these consolidated financial statements

                          AVID SPORTSWEAR & GOLF CORP.
                        (Formerly Golf Innovations Corp.)
                            Statements of Cash Flows

                                                          For the Years Ended
                                                              December 31,
                                                              ------------
                                                       1999            1998
                                                       ----            ----
CASH FLOWS FROM OPERATING ACTIVITIES

  Net (loss)                                       $(5,035,978)  $   (521,548)
  Adjustments to reconcile net (loss) to net
    cash used in operating activities:
   Depreciation and amortization                        369,072           114
   Loss on valuation of asset                                --        55,000
   Common stock issued for services                   1,943,235       280,000
   Conversion of debt below market value                293,381            --
   Recovery of bad debt expense                         (80,704)           --
  Changes in operating assets and liabilities:

   (Increase) decrease in accounts receivable            80,775            --
   (Increase) decrease in inventory                    (876,299)           --
   (Increase) decrease in other assets                  (13,165)      (20,949)
   Increase (decrease) in accounts payable              926,954            --
   Increase (decrease) in accrued expenses              116,461            --
                                                   ------------   -----------
     Net Cash Used in Operating Activities           (2,276,268)     (207,383)
                                                   ------------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES

  Purchases of property and equipment                  (343,705)      (32,276)
                                                   ------------  ------------
     Net Cash Used in Investing Activities             (343,705)      (32,276)
                                                   ------------  ------------

CASH FLOWS FROM FINANCING ACTIVITIES

  Cash purchased with Avid Sportswear, Inc.              34,045            --
  Payments to Avid shareholders                        (725,000)           --
  Proceeds from notes payable                         1,962,274       210,000
  Payments on notes payable                          (1,852,869)           --
  Proceeds from related party notes payable           1,479,677            --
  Payments on related party notes payable              (265,058)           --
  Loans to related parties                                   --      (352,300)
  Stock offering costs                                       --       (65,195)
  Issuance of common stock for cash                   1,804,074       598,000
  Receipt of related party receivable                   253,500            --
  Proceeds from subscribed stock                         12,500            --
                                                   ------------  ------------
   Net Cash Provided by Financing Activities          2,703,143       390,505
                                                   ------------  ------------
NET INCREASE IN CASH                                     83,170       150,846

CASH AND CASH EQUIVALENTS AT
  BEGINNING OF YEAR                                     154,237         3,391
                                                   ------------  ------------
CASH AND CASH EQUIVALENTS AT
  END OF YEAR                                      $    237,407  $    154,237
                                                   ============  ============
The accompanying notes are an integral part of these consolidated financial statements

                          AVID SPORTSWEAR & GOLF CORP.
                        (Formerly Golf Innovations Corp.)
                      Statements of Cash Flows (Continued)

                                                        For the Years Ended
                                                           December 31,
                                                           ------------
                                                         1999         1998
                                                         ----         ----
CASH PAID FOR:

   Interest                                            $    94,392    $     --
   Income tax                                          $        --    $     --

SCHEDULE OF NON-CASH FINANCING ACTIVITIES

   Issuance of common stock for subsidiary             $   825,000    $     --
   Issuance of common stock for debt                   $ 1,385,724    $     --
   Issuance of common stock for services               $ 1,943,235    $280,000
   Issuance of common stock for subscription           $        --    $ 60,000
   Issuance of common stock for assets                 $        --    $ 25,000
   Conversion of debt below market value               $   293,381    $     --



The accompanying notes are an integral part of these consolidated financial statements

                          AVID SPORTSWEAR & GOLF CORP.
                        (Formerly Golf Innovations Corp.)
                Notes to the Consolidated Financial Statements
                           December 31, 1999 and 1998

NOTE 1 - NATURE OF ORGANIZATION

         This summary of significant accounting policies of Avid Sportswear & Golf Corp. (formerly Golf Innovations Corp.) is presented to assist in understanding the Company's consolidated financial statements. The consolidated financial statements and notes are representations of the Company's management which is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the consolidated financial statements.

         a.  Organization and Business Activities

         Avid Sportswear & Golf Corp. was incorporated under the laws of the State of Nevada on September 19, 1997 as Golf Innovations Corp. On April 19, 1999, the board of directors voted to change the name of the Company to Avid Sportswear & Golf Corp. to better reflect the business of the Company. Additionally, the board of directors voted to change the authorized capitalization to 50,000,000 shares of common stock with a par value of $0.001 and 10,000,000 shares of preferred stock with a par value of $0.001. On July 13, 1998, the board of directors authorized a 3-for-1 forward stock split. All references to common stock have been retroactively restated. The rights and preferences of the preferred stock are to be set at a later date. The Company is engaged in the business of producing and selling golf wear related products.

         b.  Depreciation

         Depreciation is provided using the straight-line method over the assets' estimated useful lives as follows:

                      Machinery and equipment      5-10 years
                      Furniture and fixtures       3-5 years
                      Show booths                  5 years
                      Leasehold improvements       5 years

         c.  Accounting Method

         The Company's consolidated financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year end.

         d.  Cash and Cash Equivalents

         For the purpose of the statement of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

         e.  Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

                          AVID SPORTSWEAR & GOLF CORP.
                        (Formerly Golf Innovations Corp.)
                Notes to the Consolidated Financial Statements
                           December 31, 1999 and 1998

NOTE 1 - NATURE OF ORGANIZATION (Continued)

         f.  Basic Loss Per Share

         The computation of basic loss per share of common stock is based on the weighted average number of shares outstanding during the period of the financial statements as follows:

                                                            For the Years Ended
                                                                December 31,
                                                                ------------
                                                             1999         1998

         Numerator (net loss)                      $ (5,035,978)  $   (521,548)
         Denominator (weighted average number
           of shares outstanding)                    20,264,997     12,077,400
                                                   ------------  -------------
         Loss per share                            $     (0.25)   $     (0.04)
                                                   ============   ============

         Fully diluted loss per share is not presented as any common stock equivalents are antidilutive in nature.

         g.  Income Taxes

         No provision for income taxes has been accrued because the Company has net operating losses from inception. The net operating loss carryforwards of approximately $5,200,000 at December 31, 1999 which expire in 2019. No tax benefit has been reported in the financial statements because the Company is uncertain if the carryforwards will expire unused. Accordingly, the potential tax benefits are offset by a valuation account of the same amount.

         h.  Uninsured Corporate Cash Balances

         The Company maintains its corporate cash balances at two banks. Corporate cash accounts at banks are insured by the FDIC for up to $100,000. Amounts in excess of insured limits were approximately $80,000 at December 31, 1999.

         i.  Change in Accounting Principle

         In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" which requires companies to record derivatives as assets or liabilities, measured at fair market value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. The key criterion for hedge accounting is that the hedging relationship must be highly effective in achieving offsetting changes in fair value or cash flows. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. Management believes the adoption of this statement will have no material impact on the Company's financial statements.

                          AVID SPORTSWEAR & GOLF CORP.
                        (Formerly Golf Innovations Corp.)
                Notes to the Consolidated Financial Statements
                           December 31, 1999 and 1998

NOTE 1 - NATURE OF ORGANIZATION (Continued)

         j.  Goodwill

         Goodwill generated from the purchase of Avid Sportswear, Inc. is amortized over a ten-year life using the straight-line method. The Company will evaluate the recoverability of the goodwill annually. Any impairment of goodwill will be realized in the period it is recognized.

         k.  Allowance for Doubtful Accounts

         The Company's accounts receivable are shown net of an allowance for doubtful accounts of $184,912 at December 31, 1999.

         l.  Reclassification

         Certain December 31, 1998 balances have been reclassified to conform with the December 31, 1999 financial statement presentation.

         m.  Advertising Expense

         The Company expenses advertising costs as incurred.

         n.  Principles of Consolidation

         The consolidated financial statements presented include the accounts of Avid Sportswear & Golf Corp. and Avid Sportswear, Inc. All significant intercompany accounts have been eliminated.

         o.  Revenue Recognition

         The Company's revenue is created primarily from the sale of men's golf apparel. Revenue is recognized when the product is shipped to and accepted by the customer.

         p.  Subscribed Stock

         Subscribed stock represents cash received from shareholders for the Company's common shares for which the amount of shares to be issued has not been determined.

NOTE 2 - INVENTORY

         Inventories for December 31, 1999 consisted of the following:

                                                                 December 31,
                                                                     1999
                                                                     ----

         Finished goods                                          $  1,703,643
         Work-in-process                                               66,549
         Raw materials and supplies                                   115,198
                                                                 ------------

                Total                                            $  1,885,390
                                                                 ============

                          AVID SPORTSWEAR & GOLF CORP.
                        (Formerly Golf Innovations Corp.)
                Notes to the Consolidated Financial Statements
                           December 31, 1999 and 1998

NOTE 2 - INVENTORY (Continued)

         Inventories for raw materials, finished goods and work-in-process are stated at the lower of cost or market.

NOTE 3 - EQUITY TRANSACTIONS

         On January 5, 1999, the Company issued 590,000 shares of common stock at $0.25 per share for cash of $117,500 and debt conversion of $35,000. Additional expense of $295,000 was recorded to reflect the discount from $0.75 per share which was the price that the Company was selling restricted stock to independent third parties.

         On January 5, 1999, the Company issued 866,670 shares of common stock valued at $0.75 per share for cash of $475,000 and conversion of debt of $175,000.

         On January 8, 1999, the Company issued 210,668 shares of common stock valued at $0.75 per share for cash of $158,000.

         On January 11, 1999, the Company issued 560,000 shares of common stock for cash at $0.25 per share or $140,000. Additional expense of $280,000 was recorded to value the shares at $0.75 per share.

         On January 11, 1999, the Company issued 800,000 shares of common stock for media services at $0.75 per share.

         On January 20, 1999, the Company issued 160,000 shares of common stock for cash at $0.25 per share or $40,000. Additional expense of $80,000 was recorded to value the shares at $0.75 per share.

         On January 27, 1999, the Company issued 1,100,000 shares of common stock for the purchase of Avid Sportswear, Inc. valued at $0.75 per share.

         On February 4, 1999, the Company issued 372,002 shares of common stock at $0.75 per share for cash of $279,002.

         On March 11, 1999, the Company issued 1,220,000 shares of common stock for cash at $0.25 per share or $305,000. Additional expense of $610,000 was recorded to value the shares at $0.75 per share.

         On March 11, 1999, the Company issued 83,334 shares of common stock for cash of $67,500.

         On March 29, 1999, the Company issued 18,334 shares of common stock valued at $0.75 per share for cash of $13,750.

         On May 28, 1999, the Company issued 101,100 shares of common stock for cash at $0.75 per share for cash of $75,825.

         On September 22, 1999, the Company issued 50,000 shares of common stock at $0.25 per share for cash of $12,500. Additional expense of $25,000 was recorded to value the shares at $0.75 per share.

                             AVID SPORTSWEAR & GOLF CORP.
                        (Formerly Golf Innovations Corp.)
                Notes to the Consolidated Financial Statements
                           December 31, 1999 and 1998

NOTE 3 - EQUITY TRANSACTIONS (Continued)

         On December 28, 1999, the Company issued 5,344,200 shares of common stock valued at $0.275 per share for the conversion of $1,175,724 of debt. The shares are valued at the market price on the date of issuance with additional interest expense of $293,381, recorded to reflect a 20% discount on the conversion.

         On December 31, 1999, the Company issued 285,714 shares of common stock valued at $0.35 per share for cash of $100,000.

NOTE 4 - NOTES PAYABLE - RELATED PARTY

         Notes payable - related parties consisted of the following at December 31, 1999:

         Note payable to Director  dated December 9, 1999,
         bearing  interest at 10%, unsecured and due
         on demand                                               $    300,000

                 Total Notes Payable - Related Party             $    300,000
                                                                 ============
NOTE 5 - NOTES PAYABLE

         Notes payable consisted of the following at December 31, 1999:

         Note  payable to bank  bearing  interest at
         9.25%,  requiring monthly interest payments
         of  $7,708  with  the   principal   due  on
         November 17, 2000, secured by assets of the
         Company,  personal  guarantees  of  certain
         officers  and  certificates  of deposits of
         the officers at the bank.                               $  1,000,000

         Note payable to the bank  bearing  interest
         at  8.25%,   requiring   monthly   interest
         payments of $1,106 with the  principal  due
         on June 14, 2000,  secured by assets of the
         Company,  personal  guarantees  of  certain
         officers  and  certificates  of deposits of
         the officers at the bank.                                    160,524

         Note payable to individual  dated  December
         24,   1999,   bearing   interest   at  12%,
         principal  and  interest due by January 31,
         2000,  secured by  personal  guarantees  of
         certain officers.                                            200,000

         Note payable to  shareholder  dated January
         29,  1999,   bearing   interest  at  8.50%,
         secured by personal  guarantee of the chief
         executive officer, due on demand.                            375,000
                                                                 ------------
               Total notes payable                                  1,735,524

               Less:  amounts due by December 31, 2000             (1,735,524)
                                                                 ------------
               Total long-term debt                             $          --
                                                                 ============

                          AVID SPORTSWEAR & GOLF CORP.
                        (Formerly Golf Innovations Corp.)
                Notes to the Consolidated Financial Statements
                           December 31, 1999 and 1998

NOTE 6 - PURCHASE OF AVID SPORTSWEAR, INC.

         On December 18, 1998, the Company entered into a stock purchase and sales agreement (Agreement) with Avid Sportswear & Golf Corp. (formerly Golf Innovations Corp.) (GFIO), a Nevada corporation. This Agreement was finalized on March 1, 1999. The Agreement called for GFIO to purchase all of the outstanding stock of the Company for $725,000 and 1,100,000 shares of GFIO stock. Additionally, GFIO was to pay off all of the notes payable to the shareholders of the Company and the notes payable to Nations Bank, fka Bank IV. The total amounts of these notes was $1,826,119 at the date of closing.

         The following is a proforma consolidated balance sheet and income statement reflecting the issuance of 1,100,000 shares of common stock by GFIO to acquire 100% of the outstanding shares of common stock of the Company as though the purchase occurred on December 31, 1998 and for the year ended December 31, 1998. The acquisition of the Company by GFIO was accounted for as a purchase of the Company by GFIO on March 1, 1999. The actual purchase generated goodwill of $2,559,331. The difference between the actual goodwill and the proforma goodwill is the result of the Company's operations from December 31, 1998 to the date of closing. The goodwill will be amortized over a 10-year period. Any impairment of goodwill will be recognized in the year it is realized.

                                               ASSETS
                                               ------

                                                                      Proforma
                                         Avid            Avid        Adjustments
                                      Sportswear      Sportswear      Increase       Proforma
                                    and Golf Corp.       Inc.        (Decrease)    Consolidated
                                    --------------       ----        ----------    ------------

CURRENT ASSETS
  Cash                                  $  154,237      $   40,282     $   70,207     $  264,726
  Prepaid insurance                         21,949              --             --         21,949
  Accounts receivable (net)                     --         296,633             --        296,633
  Inventory                                     --         889,865             --        889,865
                                        ----------      ----------     ----------     ----------
    Total Current Assets                   176,186       1,226,780         70,207      1,473,173

FIXED ASSETS (NET)                           2,162         271,293             --        273,455
                                        ----------      ----------     ----------     ----------
OTHER ASSETS
  Trademarks                                    --           2,902             --          2,902
  Goodwill                                      --              --      2,329,428      2,329,428
  Accumulated amortization                      --              --       (232,942)      (232,942)
                                        ----------      ----------     ----------     ----------

  Total Other Assets                            --           2,902      2,096,486      2,099,388
                                        ----------      ----------     ----------     ----------

  TOTAL ASSETS                          $  178,348     $ 1,500,975    $ 2,166,693    $ 3,846,016
                                        ==========      ==========     ==========     ==========


                          AVID SPORTSWEAR & GOLF CORP.
                        (Formerly Golf Innovations Corp.)
                Notes to the Consolidated Financial Statements
                           December 31, 1999 and 1998

NOTE 6 - PURCHASE OF AVID SPORTSWEAR, INC.  (Continued)

                           LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                           ----------------------------------------------

                                                                      Proforma
                                         Avid            Avid        Adjustments
                                      Sportswear      Sportswear      Increase       Proforma
                                    and Golf Corp.        Inc.        (Decrease)    Consolidated
                                    --------------        ----        ----------    ------------

CURRENT LIABILITIES
  Accounts payable                       $      --      $  364,489      $      --     $  364,489
  Accrued expenses                              --          63,353             --         63,353
  Notes payable                            210,000       1,852,561       (924,369)     1,138,192
                                         ---------      ----------      ----------    ----------
    Total Current Liabilities              210,000       2,280,403       (924,369)     1,566,034
                                         ---------      ----------      ----------    ----------
    TOTAL LIABILITIES                      210,000       2,280,403       (924,369)     1,566,034
                                         ---------      ----------      ----------    ----------

STOCKHOLDERS' EQUITY
  (DEFICIT)

Common stock :  50,000,000 shares
  authorized of $0.001 par value,
  19,740,770 shares issued and
  outstanding                               14,612         764,170       (759,041)        19,741
Additional paid-in capital                 893,193              --      2,539,447      3,432,640
Stock subscription receivable              (60,000)             --             --        (60,000)
Receivable from related parties           (352,300)             --             --       (352,300)
Accumulated deficit                       (527,157)     (1,543,598)      1,310,656      (760,099)
                                         ---------      ----------      ----------    ----------
  Total Stockholders' Equity
  (Deficit)                                (31,652)       (779,428)      3,091,062     2,279,982
                                         ---------      ----------      ----------    ----------
  TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY
  (DEFICIT)                             $  178,348     $ 1,500,975     $ 2,166,693   $ 3,846,016
                                        ==========     ===========     ===========   ===========

                          AVID SPORTSWEAR & GOLF CORP.
                        (Formerly Golf Innovations Corp.)
                Notes to the Consolidated Financial Statements
                           December 31, 1999 and 1998

NOTE 6 - PURCHASE OF AVID SPORTSWEAR, INC.  (Continued)

                                                                                         Proforma
                                                                                       Adjustments
                                               Avid Sportswear     Avid Sportswear       Increase          Proforma
                                               and Golf Corp.           Inc.            (Decrease)       Consolidated
                                               --------------           ----            ----------       ------------

SALES, NET                                      $          --         $ 3,721,829    $          --        $ 3,721,829

COST OF GOODS SOLD                                         --           2,678,906               --          2,678,906
                                                 ------------         -----------    -------------        -----------
     Gross Profit                                          --           1,042,923               --          1,042,923
                                                 ------------         -----------    -------------        -----------
OPERATING EXPENSE

   Selling expenses                                        --             576,260               --            576,260
   Depreciation and amortization                          114              74,441          232,942            307,497
   General and administrative                         465,952             980,134               --          1,446,086
                                                 ------------         -----------    -------------        -----------
   Total Operating Expenses                           466,066           1,630,835          232,942          2,329,843
                                                 ------------         -----------    -------------        -----------
OPERATING (LOSS) INCOME                              (466,066)           (587,912)        (232,942)        (1,286,920)
                                                 ------------         -----------    -------------        -----------
OTHER INCOME EXPENSES

   Bad debt expenses                                       --             (21,554)              --            (21,554)
   Interest income                                         45                  --               --                 45
   Loss of valuation of asset                         (55,000)                 --               --            (55,000)
   Interest expense                                      (527)           (134,384)              --           (134,911)
                                                 ------------         -----------    -------------        -----------
     Total Other Income Expenses                      (55,482)           (155,938)              --           (211,420)
                                                 ------------         -----------    -------------        -----------

LOSS BEFORE INCOME TAXES                             (521,548)           (743,850)        (232,942)        (1,498,340)

INCOME TAXES                                               --                  --               --                 --
                                                 ------------         -----------    -------------        -----------
NET LOSS                                         $   (521,548)        $  (743,850)      $ (232,942)      $ (1,498,340)
                                                 ============         ===========    =============        ===========


                          AVID SPORTSWEAR & GOLF CORP.
                        (Formerly Golf Innovations Corp.)
                Notes to the Consolidated Financial Statements
                           December 31, 1999 and 1998

NOTE 6 - PURCHASE OF AVID SPORTSWEAR, INC.  (Continued)

Proforma Adjustments

1) Goodwill (Golf Innovations)                                   $  2,329,428
   Common stock (Avid)                                                764,170
   Retained earnings (Avid)                                        (1,543,598)
   Common stock (Golf Innovations)                                     (1,100)
   Additional paid-in capital (Golf Innovations)                     (823,900)
   Cash (Golf Innovations)                                           (725,000)
                                                                 ------------

                                                                 $         --
                                                                 ============

   To record purchase of Avid through the issuance of 1,100,000 shares of common stock valued at $0.75 per share and $725,000 cash.

2) Cash (Golf Innovations)                                       $  1,719,576
   Common stock (Golf Innovations)                                     (4,029)
   Additional paid-in capital (Golf Innovations)                   (1,715,547)
                                                                 ------------

                                                                 $         --
                                                                 ============

   To record the sale of 4,028,770 shares of common stock to fund the purchase of AVID.

3) Amortization expense                                          $    232,942
   Accumulated amortization - goodwill                               (232,942)
                                                                 ------------

                                                                 $         --
                                                                 ============

   To record one year of amortization expense based on a ten year life using the straight-line method.

4) Notes payable (Avid)                                          $  1,826,119
   Cash (Golf Innovations)                                         (1,826,119)
                                                                 ------------

                                                                 $         --
                                                                 ============
To reflect the payoff of the Avid notes payable.

5) Cash (Golf Innovations)                                       $    901,750
   Notes payable (Golf Innovations)                                  (901,750)
                                                                 ------------

                                                                 $         --
                                                                 ============
To reflect cash received from notes payable.

                          AVID SPORTSWEAR & GOLF CORP.
                        (Formerly Golf Innovations Corp.)
                        Notes to the Financial Statements
                           December 31, 1998 and 1997

NOTE 7 - COMMITMENTS AND CONTINGENCIES

         a.  Office Lease

         The Company leases its office and warehouse space under a non-cancellable operating lease which expires on March 31, 2004. The monthly rent amount is $10,114. Rent expense for the years ended December 31, 1999 and 1998 was $124,846 and $52,241, respectively.

         Future payments required under the lease terms are as follows:

                          For the
                       Years Ended
                       December 31,
                       ------------

                              2000                 $      91,026
                              2001                       121,368
                              2002                       121,368
                              2003                       121,368
                              2004                        30,342
                                                   -------------

                                                   $     485,472

         b.  Royalty Agreement

         BRITISH OPEN COLLECTION. On December 8, 1998, the Company obtained the sole and exclusive right and license to use certain trademarks associated with the British Open Golf Championship. The licensor is The Championship Committee Merchandising Limited, which is the exclusive licensor of certain trademarks from The Royal & Ancient Golf Club of St. Andrews, Scotland. This license is for the United States and its territories and has a seven year term. Under this license, the Company may manufacture, advertise, distribute and sell products bearing the licensed trademarks to specialty stores and the menswear departments of department stores. The Company is not permitted to sell these products to discount stores or mass-market retail chains. In return for this license, the Company must pay the licensor, on a quarterly basis, a royalty equal to five percent of net wholesale sales of products bearing these trademarks, subject to a guaranteed minimum royalty. Net wholesale sales means the invoiced wholesale billing price, less shipping, discounts actually given, duties, insurance, sales taxes, value-added taxes and credits allowed for returns or defective merchandise. The Company has accrued a payable of $100,000 for the first year as a minimum guaranteed royalty. This amount is included in the accrued expenses.

                          AVID SPORTSWEAR & GOLF CORP.
                        (Formerly Golf Innovations Corp.)
                Notes to the Consolidated Financial Statements
                           December 31, 1999 and 1998

NOTE 7 - COMMITMENTS AND CONTINGENCIES (Continued)

         b.  Royalty Agreement (Continued)

                        Contract Year              Minimum Royalty
                        -------------              ---------------

                             1                        $100,000
                             2                        $125,000
                             3                        $150,000
                             4                        $175,000
                             5                        $200,000
                             6                        $200,000
                             7                        $200,000

         c.  Royalty Agreement

         DOCKERS GOLF. On May 10, 1999, our wholly-owned subsidiary obtained the exclusive, nonassignable right to use the "Dockers Golf" trademark solely in connection with the manufacturing, advertising, distribution and sale of products to approved retailers. The licensor is Levi Strauss & Co. This license is for the United States, its territories and Bermuda. The license has an initial term expiring on December 31, 2003 and will renew for an additional three year term expiring December 31, 2006 if: (i) net sales of the licensed products for calendar year 2002 are at least $17.0 million and (ii) our wholly-owned subsidiary has not violated any material provisions of the license. Thereafter, the licensor will negotiate in good faith for up to two additional three year terms if: (i) the license is renewed for the initial renewal period, (ii) our wholly-owned subsidiary's net sales for each year in the initial renewal period have exceeded its projected sales for each such year and (iii) our wholly-owned subsidiary has not violated any material provisions of the license. Subject to a guaranteed minimum royalty, our wholly-owned subsidiary must pay the licensor a royalty of six percent of net sales of first quality products and four percent of net sales of second quality products and close-out or end-of season products. If second quality products and close-out or end-of-season products account for more than ten percent of total licensed product sales, then the royalty on such products will be six percent instead of four percent. The guaranteed minimum royalty is as follows: The minimum guaranteed royalties will begin in 2000 when the Company begins marketing the product.

                                                     Minimum
                       Contract Year                 Royalty
                       -------------                 -------

                                 1                  $  250,000
                                 2                  $  540,000
                                 3                  $  765,000
                                 4                  $  990,000

                          AVID SPORTSWEAR & GOLF CORP.
                        (Formerly Golf Innovations Corp.)
                Notes to the Consolidated Financial Statements
                           December 31, 1999 and 1998

NOTE 7 - COMMITMENTS AND CONTINGENCIES (Continued)

         b.  Royalty Agreement (Continued)

         The guaranteed minimum royalty in the initial renewal period, if any, will be equal to seventy-five percent of our wholly-owned subsidiary's projected earned royalty derived from the sales plan provided for each annual period contained in the initial renewal period. The guaranteed minimum royalty is payable quarterly, except for the first year in which it is payable as follows: $25,000 on March 31, 2000, $50,000 on June 30, 2000, and $100,000 on December 31, 2000.

         Our wholly-owned subsidiary is required to spend at least three percent of its projected sales of licensed products for each year on advertising for this brand. Between June 1, 1999 and December 31, 1999, it was required to spend at least $240,000 on initial product launch advertising. The license requires our wholly-owned subsidiary to produce two collections per year for the spring/summer and winter/fall seasons, in at least 52 styles, of which 40 must be tops and 12 bottoms. The licensor has the right to approve or disapprove in advance of sale the trademark use, styles, designs, dimensions, details, colors, materials, workmanship, quality or otherwise, and packaging. The licensor also has the right to approve or disapprove any and all endorsements, trademarks, trade names, designs and logos used in connection with the license. Samples of the licensed products must be submitted to the licensor for examination and approval or disapproval prior to sale.

         d.  Employment Agreements

         The Company's wholly-owned subsidiary has entered into a three year employment agreement with Barnum Mow, commencing September 17, 1999. Upon the expiration of the initial term, the agreement will automatically renew for one year terms unless either party elects not to renew the agreement by providing written notice to the other party at least four months' prior to the expiration of any term. Mr. Mow is employed as the Chief Executive Officer and President of Avid Sportswear, Inc. His base salary is $300,000 per year, subject to increases as determined by the employer. In addition to his salary, Mr. Mow also received a bonus of $25,000 in 1999. His bonus will be the same for each year during the term unless the employer establishes a formal bonus plan. The employer will reimburse Mr. Mow for all reasonable expenses incurred in connection with the performance of his duties.

         The Company's wholly-owned subsidiary has also entered into a five year employment agreement with David Roderick, effective January 1, 1999. From January 1999 until September 1999, Mr. Roderick was employed as the President of Avid Sportswear, Inc. In September 1999, Mr. Roderick became the Vice President of Production and Sales. His base salary is $150,000, subject to increases as determined by the employer. In addition, Mr. Roderick will be eligible for bonuses at the discretion of the Board of Directors. The employer will reimburse Mr. Roderick for all reasonable expenses incurred in connection with the performance of his duties.

                          AVID SPORTSWEAR & GOLF CORP.
                        (Formerly Golf Innovations Corp.)
                Notes to the Consolidated Financial Statements
                           December 31, 1999 and 1998

NOTE 8 - CONCENTRATIONS OF RISK

         a.  Cash

         The Company maintains a cash account at a financial institutions located in Sarasota, Florida and Carson, California. The accounts are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company's balances occasionally exceed that amount.

         b.  Accounts Receivable

         The Company provides for accounts receivable as part of operations. Management does not believe that the Company is subject to credit risks outside the normal course of business.

         c.  Accounts Payable

         The Company has one vendor which accounts for 40% of the total accounts payable.

NOTE 9 -  CUSTOMERS AND EXPORT SALES

          During 1999, the Company operated one industry segment which was the manufacturing and marketing of sports apparel.

          The Company's financial instruments subject to credit risk are primarily trade accounts receivable from its customers.

                                                         For the Year Ended
                                                         ------------------
                                                          December 31, 1999
                                                          -----------------

          Foreign sales                                               --
          Domestic sales                                    $  2,360,596
                                                            ------------
                                                           $  2,360,596
                                                            ------------

NOTE 10 - LOSS ON VALUATION OF ASSET

          During the year ended December 31, 1998, the Company purchased the right to market and distribute the products manufactured by Bo Ah Industrial Co. for $30,000 cash plus 300,000 shares of common stock valued at $25,000. The Company elected not to distribute the products because they were not compatible with the new business plan of the Company, and the Company had no intent to develop or pursue the distribution channels. The asset was written off, producing a loss of $55,000.

                          AVID SPORTSWEAR & GOLF CORP.
                         (Formerly Golf Innovations Corp.)
                Notes to the Consolidated Financial Statements
                           December 31, 1999 and 1998

NOTE 11 - WARRANTS

          The Company had the following warrants outstanding at December 31, 1999:

               Number       Date Granted   Exercise Price   Exercise Date
               ------       ------------   --------------   -------------

               39,000       Jan. 8, 1999        $0.01       Jan. 8, 2004

          The Company recognized an expense of $53,235 on January 8, 1999 to reflect the discount from the trading price to the exercise price.

NOTE 12 - RELATED PARTY TRANSACTIONS

          During the year ended December 31, 1999, officers and directors of the Company advanced $1,479,677 to the Company, of which $265,058 was repaid during the year, under revolving demand notes bearing interest at 10.00%. The advances accrued interest of $52,926. The advances and accrued interest were converted into 4,397,936 shares on December 28, 1999. At December 31, 1999, the Company owed an officer and director $300,000 (Note 4).

          During the year ended December 31, 1999, the Company received $253,500 in full satisfaction of the note receivable - related party from December 31, 1998.

          Certain officers and directors have pledged certificate of deposits as additional collateral for the notes payable to the bank. Additionally, these officers and directors have personally guaranteed the notes payable to the banks, as well as the office lease agreement in Carson, California.

          A non-interest bearing, unsecured, due upon demand loan receivable of $93,000 was due from Avid Sportswear which was purchased by the Company on March 1, 1999. Additionally, there was a receivable from an affiliated company for $5,800 which was non-interest bearing and due on demand.

          During the year ended December 31, 1998, the Company advanced $253,500 to its President. The amount was non-interest bearing and due on demand.

          During June 1998, the Company sold 6,000,000 shares of its common stock to its President for $20,000, or $0.00333 per share. The Company has revalued these shares to a pre 3-for-1 forward split price of $0.15 per share which equals the price that the President paid in June 1998 in an arms-length transaction to acquire a controlling interest in the Company. On a post-split basis, the shares are valued at $0.05 per share. An additional administrative expense of $280,000 was recorded to revalue the shares at $0.05 per share on a post-split basis.

          During August 1998, the Company sold 1,100,000 shares of its common stock to directors and secretary of the Company valued at $0.15 per share. Total cash consideration received was $150,000 with a subscription receivable of $15,000.

NOTE 13 - GOING CONCERN

          The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the relation of assets and liquidation of liabilities in the normal course of business. However, the Company has current liabilities in excess of current assets of $1,295,146 and has generated significant losses for the years ended December 31, 1999 and 1998. For the year ended December 31, 2000, the Company anticipates that it will need $2,000,000 to $4,000,000 of cash above the cash generated by operations in order to meet operating requirements. Management anticipates that the necessary cash will be provided from

                          AVID SPORTSWEAR & GOLF CORP.
                        (Formerly Golf Innovations Corp.)
                 Notes to the Consolidated Financial Statements
                           December 31, 1999 and 1998


          existing shareholders and from the sales of additional shares through private placements.

NOTE 14 - SUBSEQUENT EVENTS

          ISSUANCE OF COMMON STOCK

          On January 17, 2000, the Company issued 1,200,000 shares of common stock to an officer for services to be rendered in 2000.

          RELATED PARTY LOANS

          Subsequent to December 31, 1999, related parties have loaned the Company $882,592.

          CONVERSION OF RELATED PARTY LOANS

          On February 1, 2000, a related party converted $236,498 of debt into 695,583 shares of common stock. Additional interest expense of $67,472 was recorded to reflect the discount on conversion.

          On January 25, 2000, related parties converted $372,562 of debt into 1,241,874 shares of common stock. Additional interest expense of $93,141 was recorded to reflect the discount on conversion.

          ISSUANCE OF WARRANTS

          The Company failed to repay a note payable of $200,000 at January 31, 2000 as specified by the promissory note. Accordingly, the Company was required to grant 100,000 warrants which are exercisable at $0.50 per share and expire on August 1, 2003. The warrants were issued at a price above the market price of the Company's stock.

          STOCK OPTION PLAN

          On January 17, 2000, the Company authorized a 2000 stock option incentive plan (plan). The plan authorizes the issuance of up to 3,000,000 shares of common stock to key employees. On January 17, 2000, the Company granted 600,000 options to directors and 400,000 options to shareholders exercisable at $0.30 per share which was $0.075 below the trading price at the date of grant. The Company will recognize additional compensation expense of $75,000. The remaining options will be issued at prices as determined by the board of directors.

          SALE OF COMMON STOCK

          Subsequent to year end, the Company has sold 1,000,000 shares of common stock for $350,000.

          EMPLOYMENT AGREEMENT

          On February 29, 2000, the Company entered into a three-year employment agreement with its Chief Executive Officer, Earl Ingarfield. Mr. Ingarfield will have a base salary of $325,000, plus annual cost of living adjustments and other increases as determined by the Board of Directors. Mr. Ingarfield's salary will be paid quarterly with the Company's common stock on the last day of each calendar quarter.

WE  HAVE  NOT  AUTHORIZED  ANY  DEALER,
SALESPERSON  OR OTHER PERSON TO PROVIDE
ANY    INFORMATION    OR    MAKE    ANY
REPRESENTATIONS  ABOUT AVID  SPORTSWEAR
& GOLF CORP.  EXCEPT THE INFORMATION OR
REPRESENTATIONS   CONTAINED   IN   THIS
PROSPECTUS.  YOU  SHOULD  NOT  RELY  ON
ANY    ADDITIONAL     INFORMATION    OR
REPRESENTATIONS IF MADE.                           ----------------------

        -----------------------                          PROSPECTUS

This  prospectus does not constitute an             ---------------------
offer to sell, or a solicitation  of an
offer to buy any securities:

   o  except the common  stock  offered
      by this prospectus;                     14,988,640 SHARES OF COMMON STOCK

   o  in any  jurisdiction in which the
      offer  or   solicitation  is  not
      authorized;                               AVID SPORTSWEAR & GOLF CORP.

   o  in  any  jurisdiction  where  the
      dealer  or other  salesperson  is
      not  qualified  to make the offer
      or solicitation;

   o  to  any  person  to  whom  it  is                AUGUST 3, 2000
      unlawful  to make  the  offer  or
      solicitation; or

   o  to  any   person  who  is  not  a
      United States  resident or who is
      outside the  jurisdiction  of the
      United States.

The delivery of this prospectus or any accompanying sale does not imply that:

   o  there  have  been no  changes  in
      the affairs of Avid  Sportswear &
      Golf  Corp.  after  the  date  of
      this prospectus; or

   o  the information  contained in this
      prospectus  is  correct after  the
      date of this prospectus.

        -----------------------

UNTIL AUGUST 22, 2000 (25 DAYS AFTER THE
EFFECTIVE   DATE  OF  THE   REGISTRATION
STATEMENT)   ALL  DEALERS   THAT  EFFECT
TRANSACTIONS   IN   THESE    SECURITIES,
WHETHER  OR NOT  PARTICIPATING  IN  THIS
OFFERING,  MAY BE  REQUIRED TO DELIVER A
PROSPECTUS.  THIS IS IN  ADDITION TO THE
DEALERS'   OBLIGATION   TO   DELIVER   A
PROSPECTUS  WHEN ACTING AS  UNDERWRITERS
AND  WITH   RESPECT   TO  THEIR   UNSOLD
ALLOTMENTS OR SUBSCRIPTIONS.